                                            REGISTRATION STATEMENT NO. NO. 333 -
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    ---------

                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                    METLIFE INSURANCE COMPANY OF CONNECTICUT
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                   CONNECTICUT
         (State or other jurisdiction of incorporation or organization)
                I.R.S. Employer Identification Number: 06-0566090

                 One Cityplace, Hartford, Connecticut 06103-3415
                                 (860) 308-1000
    (Address, including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)

                             James L. Lipscomb, Esq.
                  Executive Vice President and General Counsel
                    MetLife Insurance Company of Connecticut
                One Cityplace, Hartford, Connecticut 06103-3415,
                                 (860) 308-1000
            (Name, Address, including Zip Code, and Telephone Number,
                    inculding Area Code of Agent for Service)

                                    ---------

                                   COPIES TO:
                              STEPHEN E. ROTH, ESQ.
                             MARY E. THORNTON, ESQ.
                         SUTHERLAND ASBILL & BRENNAN LLP
                          1275 PENNSYLVANIA AVENUE, NW
                              WASHINGTON, DC 20004

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

Pursuant to Rule 429 under the Securities Act of 1933, the prospectus contained herein also relates to Registration Statement Nos. 033-58677, 333-15687, 333-44579, 333-89025, 333-41368, 333-51800, 333-64860, and 333-83076.

CALCULATION OF REGISTRATION FEE


                                                                PROPOSED MAXIMUM         PROPOSED
TITLE OF SECURITIES                             AMOUNT TO BE        OFFERING        MAXIMUM AGGREGATE         AMOUNT OF
TO BE REGISTERED                               REGISTERED(1)     PRICE PER UNIT     OFFERING PRICE(1)    REGISTRATION FEE(2)
-------------------                            -------------    ----------------    -----------------    -------------------
Modified Guaranteed Annuity Contract            $301,000,000     Not Applicable        $301,000,000               $0
                                                ------------     --------------        ------------               --



(1) The amount being registered and the maximum aggregate offering price are estimated solely for the purpose of determining the registration fee. The proposed maximum offering price per share unit is not applicable in that these contracts are not issued in predetermined amounts or units.

(2) Pursuant to Rule 429 under the Securities Act of 1933, the filing fee is offset by the filing fee previously paid in connection with the Form S-2 (File No. 333-83076, initially filed March 25, 2002, by The Travelers Life and Annuity Company.)

          The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act. of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                             METLIFE TARGET MATURITY

          SINGLE PURCHASE PAYMENT MODIFIED GUARANTEED ANNUITY CONTRACT
                                    ISSUED BY

                 METLIFE LIFE AND ANNUITY COMPANY OF CONNECTICUT

    SUPPLEMENT DATED DECEMBER 7, 2007, TO THE PROSPECTUS DATED APRIL 30, 2007

This supplement updates information in, and should be read in conjunction with, the prospectus dated April 30, 2007, describing your single purchase payment modified guaranteed annuity contract (the "Contract") that was originally issued by MetLife Life and Annuity Company of Connecticut ("MLAC"). You can obtain a copy of the April 30, 2007 prospectus by writing to MetLife Insurance Company of Connecticut, One Cityplace, 185 Asylum Street, Hartford, Connecticut 06103-3415.

                                     MERGER

On December 7, 2007, MLAC merged with and into MetLife Insurance Company of Connecticut (the "Company"). Upon consummation of the merger, MLAC's separate corporate existence ceased by operation of law, and the Company assumed legal ownership of all of the assets of MLAC. As a result of the merger, the Company also became responsible for all of MLAC's liabilities and obligations, including those relating to the Contract. The Company thereby has become the issuer of the Contract. Thus, all references in the April 30, 2007 prospectus to "MetLife Life and Annuity Company of Connecticut," to the "Company," or to the "issuing company" refer exclusively to MetLife Insurance Company of Connecticut.

The merger will not affect the provisions of, and the rights and obligations under, the Contract. The Company does not expect the merger to dilute or otherwise adversely affect the economic interests of Contract Owners, or to have any tax consequences on Contract Owners.

                                    * * * * *

The following information replaces the third paragraph on page 1 of the prospectus.

     The Contract is issued by MetLife Insurance Company of Connecticut, which is located at One Cityplace, 185 Asylum Street, Hartford, Connecticut 06103-3415. The telephone number is 1-800-599-9460. MetLife Investors Distribution Company, 5 Park Plaza, Suite 1900, Irvine, California 92614, is the principal underwriter and distributor of the Contracts.

The following information replaces the second paragraph of the "Prospectus Summary" on page 4 of the prospectus.

     The Contract is offered by MetLife Insurance Company of Connecticut (the "Company," "We" or "Us"). MetLife Insurance Company of Connecticut is a wholly-owned subsidiary of MetLife, Inc. The Contract is available only in those states where it has been approved for sale.

The following information replaces the heading "The Insurance Companies" and the disclosure under that heading on page 5 of the prospectus.

                              THE INSURANCE COMPANY

     MetLife Insurance Company of Connecticut is a stock insurance company chartered in 1863 in Connecticut and has been continuously engaged in the insurance business since that time. It is licensed to conduct life insurance business in all states of the United States, the District of Columbia, Puerto Rico, Guam, the U.S. and British Virgin Islands, and the Bahamas. The Company is a wholly-owned subsidiary of MetLife, Inc., a publicly traded company. MetLife, Inc., through its subsidiaries and affiliates, is a leading provider of insurance and other financial services to individual and institutional customers. The Company's Home Office is located at One Cityplace, Hartford, Connecticut 06103-3415.

The following information is added under the heading "The Contracts," before the "Application and Purchase Payment" subheading on page 5 of the prospectus.

     Before December 7, 2007, the Contract was issued by MetLife Life and Annuity Company of Connecticut ("MLAC"), a stock life insurance company chartered in 1973 in Connecticut. On December 7, 2007, MLAC, a wholly-owned subsidiary of the Company and an indirect, wholly-owned subsidiary of MetLife, Inc., merged with and into the Company. Upon consummation of the merger, MLAC's corporate existence ceased by operation of law, and the Company assumed legal ownership of all of the assets of MLAC. As a result of the merger, the Company also has become responsible for all of MLAC's liabilities and obligations, including those relating to the Contract, and thereby has become the issuer of the Contract.

The following information should replace the second, third, and fourth paragraphs under the heading "Incorporation of Certain Documents by Reference" on pages 27-28 of the prospectus.

     The Company's latest annual report on Form 10-K has been filed with the Commission and is incorporated by reference into this prospectus. The Form 10-K for the period ended December 31, 2006, contains additional information about the Company, including consolidated audited financial statements for the Company's latest fiscal year. The Company filed its Form 10-K on April 2, 2007, via EDGAR File No. 33-03094. All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act (such as quarterly and periodic reports) or proxy or information statements filed pursuant to Section 14 of the Exchange Act since the end of the fiscal year ending December 31, 2006, also are incorporated by reference into this prospectus.

     There have been no material changes in the Company's affairs that have occurred since the end of the latest fiscal year for which consolidated audited financial statements were included in the latest Form 10-K or which have not been described in the most recent Form 10-Q or Form 8-K filed by the Company under the Exchange Act.

     If requested, the Company will furnish, without charge, a copy of any and all of the reports and documents that have been incorporated by reference into this prospectus. You may direct your requests to the Company at One Cityplace, 185 Asylum Street, Hartford, Connecticut 06103-3415, Attention:
     Annuity Operations and Services, or by calling 1-800-599-9460. You also can access the incorporated reports and other documents at www.metlife.com.

The telephone number for the Public Reference Room of the SEC provided in the fifth paragraph under the heading "Incorporation of Certain Documents by Reference" on pages 27-28 of the prospectus should be replaced with 1-202-551-8090.

Under the heading "Experts" on page 28 of the prospectus, the subheading "MetLife Life and Annuity Company of Connecticut (formerly, The Travelers Life and Annuity Company)" and the two paragraphs under that subheading should be deleted.

                    METLIFE INSURANCE COMPANY OF CONNECTICUT
                METLIFE LIFE AND ANNUITY COMPANY OF CONNECTICUT

                            METLIFE TARGET MATURITY

                       SUPPLEMENT DATED OCTOBER 18, 2007
                                     TO THE
                PROSPECTUS DATED APRIL 30, 2007, AS SUPPLEMENTED

This supplements the information contained in the Prospectus for the Annuity Contract listed above. This Supplement should be read in its entirety and kept together with the Prospectus for future reference.

Recently, the IRS announced new regulations affecting 403(b) plans and arrangements. As part of these regulations, employers will need to meet certain requirements in order for their employees' annuity contracts that fund these programs to retain a tax deferred status under 403(b). These regulations are generally effective January 1, 2009. Prior to the new rules, transfers of one annuity contract to another would not result in a loss of tax deferred status under 403(b) under certain conditions (so-called "90-24 transfers"). The new regulations have the following effect regarding transfers: (1) a newly issued contract funded by a transfer which is completed AFTER September 24, 2007, is subject to the employer requirements referred to above; (2) additional purchase payments made AFTER September 24, 2007, to a contract that was funded by a 90-24 transfer ON OR BEFORE September 24, 2007, MAY subject the contract to this new employer requirement.

In consideration of these regulations, the Contract/Certificate is no longer available for purchase as a transfer.




Book 28                                                             October 2007

                             METLIFE TARGET MATURITY
                         REGISTERED FIXED ACCOUNT OPTION

                            DEFERRED ANNUITY CONTRACT
                              FIXED ACCOUNT OPTION

                                    Issued By

                 METLIFE LIFE AND ANNUITY COMPANY OF CONNECTICUT

      SUPPLEMENT DATED JUNE 29, 2007, TO PROSPECTUSES DATED APRIL 30, 2007

This supplement updates prospectuses dated April 30, 2007, that describe the deferred annuity contract and the registered fixed account option (collectively, "Contracts" and/or "Certificates") listed above that were originally issued by MetLife Life and Annuity Company of Connecticut ("MLAC"). Please read this supplement carefully and keep it for future reference.

                                     MERGER

Subject to regulatory approvals and tax rulings, the company that issued your Contract or Certificate, MLAC, will merge with and into MetLife Insurance Company of Connecticut ("MetLife of CT") on or about December 7, 2007. (MetLife of CT is described in the Prospectus for your Contract or Certificate.) Upon consummation of the merger, MLAC's separate corporate existence will cease by operation of law, and MetLife of CT will assume legal ownership of all of the assets of MLAC, including those relating to the deferred annuity contract and the registered fixed account option issued by MLAC. As a result of the merger, MetLife of CT also will become responsible for all of MLAC's liabilities and obligations, including those created under the Contracts and/or Certificates. MetLife of CT will become the issuer of the Contracts and/or Certificates, and each Contract owner or Certificate owner will become a contract owner or certificate owner of MetLife of CT. The merger will not affect the provisions of, and the rights and obligations under, the Contracts and/or Certificates. MetLife of CT does not expect the merger to dilute or otherwise adversely affect the economic interests of Contract owners or Certificate owners, or to have any tax consequences on Contract owners or Certificate owners.

                                    * * * * *

Inquiries from Contract owners or Certificate owners should be directed to MetLife of CT at One Cityplace, 185 Asylum Street, Hartford, Connecticut, 06103-3415, or by calling 1-800-599-9460 (MetLife Target Maturity) or 1-800-874-1225 (Registered Fixed Account Option).

                                       MTM

                             METLIFE TARGET MATURITY




MTM, MetLife Target Maturity, is a deferred annuity Contract ("Contract") that provides a guaranteed fixed rate of return for your investment if you do not surrender your Contract before the Guarantee Period ends. Generally, if you do surrender your Contract before the Guarantee Period ends, your Cash Value will be subject to a Market Value Adjustment and Surrender Charges.

This prospectus explains:

     -    the Contract (single purchase payment)

     - MetLife Insurance Company of Connecticut and MetLife of CT Separate Account MGA

     - MetLife Life and Annuity Company of Connecticut and MetLife of CT Separate Account MGA II

     -    the Guarantee Periods and Interest Rates

     -    Surrenders

     -    Surrender Charges

     -    Market Value Adjustment

     -    Death Benefit

     -    Annuity Payments

     -    other aspects of the Contract

This Contract is issued by MetLife Insurance Company of Connecticut or MetLife Life and Annuity Company of Connecticut. MetLife Life and Annuity Company of Connecticut does not solicit or issue insurance products in the State of New York. Refer to your Contract for the name of your issuing company. Both companies are located at One Cityplace, 185 Asylum Street, Hartford, Connecticut 06103-3415. The telephone number is 1-800-599-9460. MetLife Investors Distribution Company, 5 Park Plaza, Suite 1900, Irvine, California 92614, is the principal underwriter and distributor of the Contracts.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

MUTUAL FUNDS, ANNUITIES AND INSURANCE PRODUCTS ARE NOT DEPOSITS OF ANY BANK, AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

                         PROSPECTUS DATED APRIL 30, 2007

                                TABLE OF CONTENTS

Special Terms...........................      3
Prospectus Summary......................      4
The Insurance Companies.................      5
The Contracts...........................      5
  Application and Purchase Payment......      5
  Right to Cancel.......................      5
Guarantee Periods.......................      6
Establishment of Guaranteed Interest
  Rates.................................      7
Surrenders..............................      7
  General...............................      7
  Surrender Charge......................      8
  Special Surrenders....................      8
  Market Value Adjustment...............      8
  Waiver of Surrender Charge............      9
  Guarantee Period Exchange Option......      9
  Premium Taxes.........................      9
Ownership Provisions....................     10
Death Benefit...........................     10
Annuity Period..........................     12
  Election of Annuity Commencement Date
     and Form of Annuity................     12
  Change of Annuity Commencement Date or
     Annuity Option.....................     13
  Annuity Options.......................     13
  Annuity Payment.......................     14
  Death of Annuitant after Annuity
     Commencement Date..................     14
  Separate Account......................     14
Investments by the Company..............     15
Amendment of the Contracts..............     15
Assignment of the Contracts.............     15
Distribution of the Contracts...........     15
Federal Tax Considerations..............     16
  General...............................     16
  Nonqualified Annuity Contracts........     17
  Qualified Annuity Contracts...........     20
  Individual Retirement Annuities.......     21
  Roth IRA's............................     21
  Qualified Pension and Profit-Sharing
     Plans..............................     23
  Section 457 Plans.....................     24
  The Employee Retirement Income
     Security Act of 1974...............     25
  Federal Income Tax Withholding........     25
  Tax Advice............................     26
  Hurricane Relief......................     26
  Puerto Rico Tax Considerations........     27
  Non-Resident Aliens...................     27
Incorporation of Certain Documents by
  Reference.............................     27
Experts.................................     28
Appendix A..............................    A-1
Appendix B..............................    B-1

                                  SPECIAL TERMS

In this Prospectus the following terms have the indicated meanings:

ACCOUNT VALUE -- The Purchase Payment plus all interest earned, minus all surrenders, surrender charges and applicable premium tax previously deducted.

ANNUITANT -- The person upon whose life the Contract is issued.

ANNUITY COMMENCEMENT DATE -- The date on which annuity payments are to start. The date may be designated in the Contract or elected by the Owner.

BENEFICIARY -- The person entitled to receive benefits under the Contract in case of the death of the Annuitant or the Owner, or joint Owner, as applicable.

CASH SURRENDER VALUE -- The Cash Value less surrender charges and any applicable premium tax.

CASH VALUE -- The Account Value at the end of a Guarantee Period or the Market Adjusted Value before the end of a Guarantee Period.

COMPANY (WE, US, OUR) -- MetLife Insurance Company of Connecticut or the MetLife Life and Annuity Company of Connecticut, depending on the state where your Contract is issued.

CONTINGENT ANNUITANT -- The person named prior to the Contract Date by the Owner who, upon the Annuitant's death (prior to the Annuity Commencement Date) becomes the Annuitant. All rights and benefits provided by the Contract then continue to be in effect. Applicable to nonqualified Contracts only.

CONTRACT -- For a group Contract, the certificate evidencing a participating interest in the group annuity Contract. Any reference in this Prospectus to Contract includes the underlying group annuity Contract. See Appendix A. For an individual Contract, the individual annuity Contract.

CONTRACT DATE -- The effective date of participation under the group annuity Contract as designated in the certificate, or the date of issue of an individual annuity Contract.

CONTRACT YEAR -- A continuous twelve-month period beginning on the Contract Date and each anniversary thereof.

FREE WITHDRAWAL AMOUNT -- The interest credited in the previous Contract Year that is not subject to a surrender charge or a market value adjustment.

GUARANTEE PERIOD -- The period for which either an initial or subsequent Guaranteed Interest Rate is credited.

GUARANTEED INTEREST RATE -- The annual effective interest rate credited during the Guarantee Period.

HOME OFFICE -- The principal executive offices of MetLife Insurance Company of Connecticut or MetLife Life and Annuity Company of Connecticut located at One Cityplace, Hartford, Connecticut 06103-3415.

MARKET VALUE ADJUSTMENT -- The Market Value Adjustment reflects the relationship, at the time of surrender, between the then-current Guaranteed Interest Rate for a Guarantee Period equal to the duration left in your Guarantee Period, and the Guaranteed Interest Rate that applies to your Contract.

MATURITY VALUE -- The accumulated value of a Purchase Payment at the Guaranteed Interest Rate at the end of the Guarantee Period selected, minus all surrenders, surrender charges and premium taxes previously deducted.

OWNER (YOU, YOURS) -- the Contract Owner

PURCHASE PAYMENT -- The premium payment applied to the Contract less premium taxes if applicable.

SEPARATE ACCOUNT -- The separate account is MetLife of CT Separate Account MGA and MetLife of CT Separate Account MGA II.

WRITTEN REQUEST -- Written information sent to us in a form and content satisfactory to us and received at our Home Office.

                               PROSPECTUS SUMMARY

MetLife Target Maturity is a single purchase payment modified guaranteed annuity. Modified Guaranteed Annuities offer a guaranteed fixed rate of return on your principal investment if you do not surrender your Contract before the Guarantee Period ends. If you do surrender your Contract before the end of the Guarantee Period, generally your Cash Value is subject to a Market Value Adjustment and Surrender Charge.

The Contract is offered by either MetLife Insurance Company of Connecticut or MetLife Life and Annuity Company of Connecticut (each a "Company," "We" or "Us"). MetLife Insurance Company of Connecticut is a wholly-owned subsidiary of MetLife, Inc. MetLife Life and Annuity Company of Connecticut is a subsidiary of MetLife Insurance Company of Connecticut. MetLife Life and Annuity Company of Connecticut does not solicit or issue insurance products in the State of New York. Refer to your Contract for the name of your issuing company. The Contract is available only in those states where it has been approved for sale.

You may select an initial Guarantee Period from those available from the Company. Currently, we offer Guarantee Periods up to ten years. Interest on the Purchase Payment is credited on a daily basis and so compounded in the Guaranteed Interest Rate. (See "Guarantee Periods" and "Establishment of Guaranteed Interest Rates".)

At the end of each Guarantee Period, a subsequent Guarantee Period of one year will automatically begin unless you elect another duration within thirty days before the Guarantee Period ends.

You may surrender your Contract, but the Cash Value may be subject to a Surrender Charge and/or a Market Value Adjustment. A full or partial surrender made prior to the end of a Guarantee Period will be subject to a Market Value Adjustment. The surrender charge may be deducted from any surrender made before the end of the seventh Contract Year. The surrender charge is computed as a percentage of the Cash Value being surrendered.

        CONTRACT YEAR                  CHARGE AS A
     IN WHICH SURRENDER               PERCENTAGE OF
           IS MADE                     CASH VALUE
     ------------------               -------------
              1                            7%
              2                            6%
              3                            5%
              4                            4%
              5                            3%
              6                            2%
              7                            1%
         Thereafter                        0%


There is no surrender charge for full or partial surrenders: (1) at the end of an initial Guarantee Period of at least three years, or (2) at the end of any other Initial Guarantee Period if the surrender occurs on or after the fifth Contract Year. We may waive surrender charges in certain instances. (See "Surrenders -- Waiver of Surrender Charge".)

There is no Market Value Adjustment if you surrender at the end of a guarantee period. Any such surrender request must be in writing and received by us within 30 days before the Guarantee Period ends. You may request any interest that has been credited during the prior Contract Year. No surrender charge or Market Value Adjustment will be imposed on such interest payments; however, all applicable premium taxes will be deducted. Any such surrender may also be subject to federal and state taxes. (See "Surrenders" and "Federal Tax Considerations".)

The Market Value Adjustment reflects the relationship between the current Guaranteed Interest Rate for the time left in the Guarantee Period at surrender and the Guaranteed Interest Rate that applies to your Contract. The Market Value Adjustment amount primarily depends on the interest rates the Company receives on its investments when the current Guaranteed Interest Rates are established. The Market Value Adjustment is sensitive, therefore, to changes in interest rates. It is possible that the amount you receive upon surrender may be less than your original Purchase Payment if interest rates increase. It is also possible that if interest rates decrease, the amount you receive upon surrender may be more than your original Purchase Payment plus accrued interest.

On the Annuity Commencement Date specified by you, the Company will make either a lump sum payment or start to pay a series of payments based on the Annuity Options you select. (See "Annuity Period".)

The Contract may provide for a death benefit that is the Account Value on the date we receive written notification of death. If the Annuitant dies before the Annuity Commencement Date with no designated Contingent Annuitant surviving, or if the Owner dies before the Annuity Commencement Date with the Annuitant surviving, we will pay the death benefit to the Beneficiary. We calculate the death benefit as of the date the Home Office receives written notification of due proof of death. (See "Death Benefit".)

We will deduct any applicable premium taxes from the Cash Value either upon death, surrender, annuitization, or at the time the Purchase Payment is made to the Contract. (See "Surrenders Premium Taxes".)

                             THE INSURANCE COMPANIES

--------------------------------------------------------------------------------

Please refer to your Contract to determine which Company issued your Contract.

MetLife Insurance Company of Connecticut is a stock insurance company chartered in 1863 in Connecticut and continuously engaged in the insurance business since that time. It is licensed to conduct life insurance business in all states of the United States, the District of Columbia, Puerto Rico, Guam, the U.S. and British Virgin Islands and the Bahamas. The Company is a wholly-owned subsidiary of MetLife, Inc., a publicly traded company. MetLife, Inc., through its subsidiaries and affiliates, is a leading provider of insurance and other financial services to individual and institutional customers. The Company's home office is located at One Cityplace, Hartford, Connecticut 06103-3415.

MetLife Life and Annuity Company of Connecticut is a stock insurance company chartered in 1973 in Connecticut and continuously engaged in the insurance business since that time. It is licensed to conduct life insurance business in all states of the United States (except New York), the District of Columbia and Puerto Rico. The Company is an indirect wholly-owned subsidiary of MetLife, Inc., a publicly traded company. The Company's home office is located at One Cityplace, Hartford, Connecticut 06103-3415.

                                  THE CONTRACTS

--------------------------------------------------------------------------------

APPLICATION AND PURCHASE PAYMENT

For the Company to issue a Contract to you, you must:

     -    complete an application or an order to purchase

     -    include your minimum Purchase Payment of at least $5,000 and

     -    submit both to our Home Office for approval.

The Company may:

     -    accept Purchase Payments up to $1 million without prior approval

     - contact you or your agent if the application or order form is not properly completed

     - return your entire application or order form and Purchase Payment if not properly completed.

We accept Purchase Payments made by check or cashier's check. We do not accept cash, money orders or traveler's checks. We reserve the right to refuse purchase payments made via a personal check in excess of $100,000. Purchase payments over $100,000 may be accepted in other forms, including but not limited to, EFT/wire transfers, certified checks, corporate checks, and checks written on financial institutions. The form in which we receive a purchase payment may determine how soon subsequent disbursement requests may be fulfilled.

RIGHT TO CANCEL

Generally, you may return your Contract to us at our Home Office within 10 days (7 days for IRAs) of delivery of your Contract. Depending on your state, we will return your Purchase Payment or Cash Value. (If you exercise this right to cancel we will pay you the Market Adjusted Value plus any premium tax or Contract charges within 10 days after the Contract is returned.) Please refer to your Contract for any additional information.

                                GUARANTEE PERIODS

--------------------------------------------------------------------------------

You will select the duration of the Guarantee Period and corresponding declared Guaranteed Interest Rate. Your Purchase Payment will earn interest at the Guaranteed Interest Rate during the entire Guarantee Period. All interest earned will be credited daily; this compounding effect is reflected in the Guaranteed Interest Rate.

EXAMPLE OF COMPOUNDING AT THE GUARANTEED INTEREST RATE

Beginning Account
Value:                   $50,000

Guarantee Period:        5 years

Guaranteed Interest
Rate:                    5.50% Annual Effective Rate

                                                                    END OF CONTRACT YEAR
                                               --------------------------------------------------------------
                                                 YEAR 1       YEAR 2       YEAR 3       YEAR 4       YEAR 5
                                               ----------   ----------   ----------   ----------   ----------
Beginning Account Value                        $50,000.00
X (1 + Guaranteed Interest Rate)                    1.055
                                               ----------
                                               $52,750.00
                                               ==========
Account Value at end of Contract Year 1                     $52,750.00
X (1 + Guaranteed Interest Rate)                                 1.055
                                                            ----------
                                                            $55,651.25
                                                            ==========
Account Value at end of Contract Year 2                                  $55,651.25
X (1 + Guaranteed Interest Rate)                                              1.055
                                                                         ----------
                                                                         $58,712.07
                                                                         ==========
Account Value at end of Contract Year 3                                               $58,712.07
X (1 + Guaranteed Interest Rate)                                                           1.055
                                                                                      ----------
                                                                                      $61,941.23
                                                                                      ==========
Account Value at end of Contract Year 4                                                            $61,941.23
X (1 + Guaranteed Interest Rate)                                                                        1.055
                                                                                                   ----------
                                                                                                   $65,348.00
                                                                                                   ==========
Account Value at end of Guarantee Period
  (i.e. Maturity Value)                                                                            $65,348.00
                                                                                                   ==========



Total Interest Credited in Guarantee Period -- $65,348.00 - $50,000.00 = $15,348.00
Account Value at end of Guarantee Period -- $50,000.00 + $15,348.00 = $65,348.00

THE ABOVE EXAMPLE ASSUMES NO SURRENDERS, DEDUCTIONS FOR PREMIUM TAXES, OR PRE-AUTHORIZED PAYMENT OF INTEREST DURING THE ENTIRE FIVE-YEAR PERIOD. A MARKET VALUE ADJUSTMENT OR SURRENDER CHARGE MAY APPLY TO ANY SUCH INTERIM SURRENDER (SEE "SURRENDERS"). THE HYPOTHETICAL GUARANTEED INTEREST RATES ARE ILLUSTRATIVE ONLY AND ARE NOT INTENDED TO PREDICT FUTURE GUARANTEED INTEREST RATES TO BE DECLARED UNDER THE CONTRACT. ACTUAL GUARANTEED INTEREST RATES DECLARED FOR ANY GIVEN TIME MAY BE MORE OR LESS THAN THOSE SHOWN.

We will notify you about subsequent Guarantee Periods near the end of your current Guarantee Period. At the end of a Guarantee Period:

     -    you may elect a subsequent Guarantee Period by telephone or in writing

     - your Account Value will be transferred to the new Guarantee Period at the Guaranteed Interest Rate offered at that time

     - if you do not make any election, we will automatically transfer the Account Value into a 1-year Guarantee Period, which you may transfer out of into a new Guarantee Period with no transfer, surrender or Market Value Adjustment charge

                   ESTABLISHMENT OF GUARANTEED INTEREST RATES

--------------------------------------------------------------------------------

When you purchase your Contract, you will know the Guaranteed Interest Rate for the Guarantee Period you choose. We will send you a confirmation showing the amount of your Purchase Payment and the applicable Guaranteed Interest Rate. After the end of each calendar year, we will send you a statement that will show:

     -    your Account Value as of the end of the preceding year

     -    all transactions regarding your Contract during the year

     -    your Account Value at the end of the current year

     -    the Guaranteed Interest Rate being credited to your Contract.

The Company has no specific formula for determining Guaranteed Interest Rates in the future. The Guaranteed Interest Rates will be declared from time to time as market conditions dictate. (See "Investments by the Company".) In addition, the Company may also consider various other factors in determining Guaranteed Interest Rates for a given period, including regulatory and tax requirements, sales commissions, administrative expenses, general economic trends and competitive factors.

THE COMPANY WILL MAKE THE FINAL DETERMINATION AS TO GUARANTEED INTEREST RATES TO BE DECLARED. WE CANNOT PREDICT NOR CAN WE GUARANTEE FUTURE GUARANTEED INTEREST RATES.

                                   SURRENDERS

--------------------------------------------------------------------------------

GENERAL

You may make a full or partial surrender at any time, subject to the surrender charges described below. In the case of all surrenders, the Cash Value and Maturity Value will be reduced.

Upon request, we will inform you of the amount payable upon a full or partial surrender. Any full, partial or special surrender may be subject to tax. (See "Federal Tax Considerations".)

We may defer payment of any surrender up to six months from the date we receive your notice of surrender or the period permitted by state insurance law, if less. If we defer payment for more than 30 days, we will pay interest of at least 3.5% per annum on the amount deferred. In New York, if we defer payment for more than 10 working days, we will continue to credit interest in the same manner as it would have been credited had the surrender request not been received until the day we make payment.

Participants in Section 403 (b) tax-deferred annuity plans may not make surrenders from certain amounts before the earliest of age 59 1/2, separation from service, death, disability or hardship. (See "Federal Tax
Considerations -- Section 403 (b) Plans and Arrangements".)

We may withhold payment of surrender proceeds if any portion of those proceeds would be derived from a Contract Owner's check that has not yet cleared (i.e., that could still be dishonored by your banking institution). We may use telephone, fax, Internet or other means of communications to verify that payment from the Contract Owner's check has been or will be collected. We will not delay payment longer than necessary for us to verify that payment has been or will be collected. Contract Owners may avoid the possibility of delay in the disbursement of proceeds coming from a check that has not yet cleared by providing us with a certified check.

SURRENDER CHARGE

There are no front-end sales charges. A surrender charge may be assessed on surrenders made before the end of the seventh Contract Year. The surrender charge is computed as a percentage of the Cash Value being surrendered.

        CONTRACT YEAR                  CHARGE AS A
     IN WHICH SURRENDER               PERCENTAGE OF
           IS MADE                     CASH VALUE
     ------------------               -------------
              1                            7%
              2                            6%
              3                            5%
              4                            4%
              5                            3%
              6                            2%
              7                            1%
         Thereafter                        0%


SPECIAL SURRENDERS

No surrender charge or Market Value Adjustment will apply for full or partial surrenders taken: (1) at the end of an Initial Guarantee Period of at least three years in duration; or (2) at the end of any other Initial Guarantee Period if the surrender occurs on or after the fifth Contract Year. However, Guarantee Periods initiated through the Guaranteed Period Exchange Option will be subject to the surrender charges based on the original Contract Date. (See "Guarantee Period Exchange Option".)

We will not assess a surrender charge if your Account Value is applied to elect an annuity option on the Annuity Commencement Date (except if the Fifth Option is elected within the First Contract Year). A Market Value Adjustment will be applied if the Annuity Commencement Date is not at the end of a Guarantee Period. To elect an annuity option, you must notify us at least 30 days before your Annuity Commencement Date.

In addition, for all full or partial surrenders, no surrender charge or Market Value Adjustment will apply to any interest credited during the previous Contract Year. Any such surrender may, however, be subject to federal or state taxes.

If you participate in our Minimum Distribution Program, any payments that satisfy the maximum requirements for the Minimum Distribution Program will not be subject to the Market Value Adjustment or surrender charge. Systematic withdrawals outside our Minimum Distribution Program are subject to a surrender charge and a Market Value Adjustment to the extent that the payments exceed the interest earned during the prior Contract Year.

Any payments may be subject to federal or state taxes.

TERMINATION OF THE CONTRACT

We reserve the right to terminate this Contract if the Account Value is less than the termination amount shown in the Contract. In New York State only, we reserve the right to terminate this Contract if the Account Value is less than the termination amount shown in the Contract after the completion of three Contract Years. Termination will not occur until 31 days after we have mailed notice of termination to you at your last known address. For Contracts issued on or after February 28, 2007, in New York State, if the Contract is terminated, we will pay you the Account Value. In all other states, if the Contract is terminated, we will pay the Cash Surrender Value.

MARKET VALUE ADJUSTMENT

The Market Value Adjustment may adjust up or down the amount payable on a full or partial surrender before the end of any guarantee period.

The Market Value Adjustment is the relationship between the then-current Guaranteed Interest Rate for a Guarantee Period equal to the time left in your Guarantee Period, and the Guaranteed Interest Rate that applies to your Contract.

Generally, if your Guaranteed Interest Rate is lower than the applicable current Guaranteed Interest Rate, then the Market Value Adjustment will result in a lower payment upon surrender. Conversely, if your Guaranteed Interest Rate is higher than the applicable current Guaranteed Interest Rate, the Market Value Adjustment will result in a higher payment upon surrender.

The Market Value Adjustment amount primarily depends on the level of interest rates on the Company's investments when the current Guaranteed Interest Rates are established. The Market Adjusted Value is sensitive, therefore, to changes in current interest rates. It is possible that the amount you receive upon surrender would be less than the original Purchase Payment if interest rates increase. It is also possible that if interest rates decrease, the amount you receive upon surrender may be more than the original Purchase Payment plus accrued interest.

The Market Value Adjustment formula will not be applied:

     a. when you submit a Written Request for a full or partial surrender at the end of any Guarantee Period if we receive the request within the 30 day period prior to the end of such Guarantee Period: or

     b.   to any interest credited during the previous Contract Year.

     c. to a transfer to a Guarantee period of a different duration, during the automatic renewal period.

     d. to payments that satisfy the maximum requirement for the minimum distribution program, if you participate in our minimum distribution program. Additionally, these payments through the minimum distribution program will not be subject to a surrender charge.

We will send a notice to you at least 15 but not more than 45 days prior to the beginning of the 30 day period in which you may request a full or partial surrender without imposition of a Market Value Adjustment.

The formula for calculating the Market Value Adjustment is shown in Appendix B, which also contains an additional illustration of the application of the Market Value Adjustment.

WAIVER OF SURRENDER CHARGE

The surrender charge will be waived if:

     (a) distributions are applied to any one of the annuity options (except if the Fifth Option is elected within the first Contract Year) or

     (b) the Owner or Annuitant dies and payment of a death benefit is made to the Beneficiary.

GUARANTEE PERIOD EXCHANGE OPTION

Once each Contract Year after the first year, you may elect to transfer from your current Guarantee Period into a new Guarantee Period of a different duration and at the then-current Guaranteed Interest Rate. A Market Value Adjustment will be applied to your current Account Value at the time of transfer. There will be no surrender charge for this exchange. However, surrender charges will continue to be based on time elapsed from the original Contract Date. We reserve the right to charge a fee of up to $50 for such transfers, but do not impose a transfer charge as of the date of this prospectus. In New York, we do not assess a transfer charge for such transfers.

PREMIUM TAXES

Certain state and local governments impose premium taxes. These taxes currently range from 0% to 3.5%, depending upon jurisdiction. The Company is responsible for paying these taxes and will determine the method used to recover premium tax expenses incurred. The Company will deduct any applicable premium taxes from the Cash Value either upon death, surrender, annuitization, or at the time the Purchase Payment is made to the Contract, but no earlier than when the Company has a tax liability under state law.

RESTRICTIONS ON FINANCIAL TRANSACTIONS

Federal laws designed to counter terrorism and prevent money laundering might, in certain circumstances, require us to block a contract owner's ability to make certain transactions and thereby refuse to accept any request for transfers, withdrawals, surrenders, or death benefits, until the instructions are received from the appropriate regulator. We may also be required to provide additional information about you and your contract to government regulators.

                              OWNERSHIP PROVISIONS

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TYPES OF OWNERSHIP

CONTRACT OWNER

The Contract belongs to the Contract Owner named in the Contact (on the Contract Specifications page) or to any other person to whom you subsequently assign the Contract. You have sole power during the Annuitant's lifetime to exercise any rights and to receive all benefits given in the Contract provided you have not named an irrevocable beneficiary and provided you have not assigned the Contract.

You receive all payments while the Annuitant is alive unless you direct them to an alternative recipient. An alternative recipient does not become the Contract Owner. An alternative payment directive is revocable by you at any time by giving us 30 days advance notice by Written Request.

JOINT OWNER

You may name joint owners (e.g., spouses) in a Written Request before the Contract is in effect. All rights of ownership must be exercised by both owners. Joint owners own equal shares of any benefits accruing or payments made to them. All rights of a joint Contract Owner end at death if another joint Contract Owner survives. The entire interest of the deceased joint Contract Owner in this Contract will pass to the surviving joint Contract Owner, unless the deceased joint Contract Owner was also the Annuitant.

If a joint Contract Owner dies before the payment of an annuity option begins and is survived by the Annuitant, any surviving joint Contract Owner is the "designated beneficiary" referred to in Section 72(s) of the Code, and his or her rights pre-empt those of the beneficiary named in a Written Request. Upon the death of a joint Contract Owner who is the Annuitant, the entire interest will pass to the beneficiary or beneficiaries where applicable.

TRANSFER OF OWNERSHIP

You may transfer ownership by Written Request, subject to our approval. You may not revoke any transfer of ownership after the effective date of such transfer. The transfer of Contract Owner will take effect as of the date of your Written Request, subject to any payments made or other actions taken by us before its receipt.

BENEFICIARY

You name the beneficiary in a Written Request. The Beneficiary has the right to receive any remaining Contract benefits upon the death of the Annuitant or under certain circumstances, upon the death of the Contract Owner. If there is more than one beneficiary surviving the Annuitant, the Beneficiaries will share equally in benefits unless different shares are received by us by Written Request prior to the death of the Annuitant.

Unless you have named an irrevocable Beneficiary you have the right to change any Beneficiary by Written Request during the lifetime of the Annuitant and while the Contract continues.

A change in Beneficiary will take effect as of the date of the Written Request, subject to any payments made or other actions taken by us before we receive the Written Request.

                                  DEATH BENEFIT

--------------------------------------------------------------------------------

The Death Benefit is the Account Value on the date we receive written notification of due proof of death. No market value adjustment is made upon the payment of a Death Benefit.

A qualified group Contract issued in connection with a qualified plan, except for group 403(b) annuity, will not provide a death benefit because there are no individual participant accounts.

PAYMENT OF PROCEEDS

The process of paying death benefit proceeds before the maturity date under various situations for nonqualified contracts is summarized in the charts below. The charts do not encompass every situation and are merely intended as a general guide. More detailed information is provided in your Contract. Generally, the person(s) receiving the benefit may request that the proceeds be paid in a lump sum, or be applied to one of the settlement options available under the Contract.


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                                                                                                 MANDATORY
  BEFORE THE MATURITY DATE,         THE COMPANY WILL                                           PAYOUT RULES
    UPON THE DEATH OF THE         PAY THE PROCEEDS TO:       UNLESS...                            APPLY*
--------------------------------------------------------------------------------------------------------------
OWNER (WHO IS NOT THE         The Beneficiary (ies), or if   Unless the Beneficiary is      Yes
ANNUITANT) (WITH NO JOINT     none, to the Contract          the Contract Owner's spouse
OWNER)                        Owner's estate.                and the spouse elects to
                                                             continue the contract as the
                                                             new owner rather than
                                                             receive the distribution.
--------------------------------------------------------------------------------------------------------------
OWNER (WHO IS THE ANNUITANT)  The Beneficiary (ies), or if   Unless the Beneficiary is      Yes
(WITH NO JOINT OWNER)         none, to the Contract          the Contract Owner's spouse
                              Owner's estate.                and the spouse elects to
                                                             continue the contract as the
                                                             new owner rather than
                                                             receive the distribution.
--------------------------------------------------------------------------------------------------------------
JOINT OWNER (WHO IS NOT THE   The surviving joint owner.     Unless the surviving joint     Yes
ANNUITANT)                                                   owner is the spouse and
                                                             elects to continue the
                                                             Contract.
--------------------------------------------------------------------------------------------------------------
JOINT OWNER (WHO IS THE       The surviving joint owner.     Unless the surviving joint     Yes
ANNUITANT)                                                   owner is the Contract
                                                             Owner's spouse and the
                                                             spouse elects to continue
                                                             the Contract.

                                                             Or, unless there is a
                                                             Contingent Annuitant the
                                                             Contingent Annuitant becomes
                                                             the Annuitant and the
                                                             proceeds will be paid to the
                                                             surviving joint owner. If
                                                             the surviving joint owner is
                                                             the spouse, the spouse may
                                                             elect to continue the
                                                             Contract.
--------------------------------------------------------------------------------------------------------------
ANNUITANT (WHO IS NOT THE     The Beneficiary (ies), or if   Unless, the Beneficiary is     Yes
CONTRACT OWNER)               none, to the Contract Owner.   the Contract Owner's spouse
                                                             and the spouse elects to
                                                             continue the Contract as the
                                                             new owner rather than
                                                             receive the distribution.
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
                                                                                                 MANDATORY
  BEFORE THE MATURITY DATE,         THE COMPANY WILL                                           PAYOUT RULES
    UPON THE DEATH OF THE         PAY THE PROCEEDS TO:       UNLESS...                            APPLY*
--------------------------------------------------------------------------------------------------------------
                                                             Or, unless there is a
                                                             Contingent Annuitant. Then,
                                                             the Contingent Annuitant
                                                             becomes the Annuitant and
                                                             the Contract continues in
                                                             effect (generally using the
                                                             original Maturity Date). The
                                                             proceeds will then be paid
                                                             upon the death of the
                                                             Contingent Annuitant or
                                                             owner.
--------------------------------------------------------------------------------------------------------------
ANNUITANT (WHO IS THE         See death of "owner who is                                    Yes
CONTRACT OWNER)               the Annuitant" above.
--------------------------------------------------------------------------------------------------------------
ANNUITANT (WHERE OWNER IS A   The Beneficiary (ies) (e.g.                                   Yes (Death of
NONNATURAL PERSON/TRUST)      the trust).                                                   Annuitant is
                                                                                            treated as death
                                                                                            of the owner in
                                                                                            these
                                                                                            circumstances.)
--------------------------------------------------------------------------------------------------------------
CONTINGENT ANNUITANT          No death proceeds are          N/A
(ASSUMING ANNUITANT IS STILL  payable; Contract continues.
ALIVE)
--------------------------------------------------------------------------------------------------------------
BENEFICIARY                   No death proceeds are                                         N/A
                              payable; Contract continues.
--------------------------------------------------------------------------------------------------------------
CONTINGENT BENEFICIARY        No death proceeds are                                         N/A
                              payable; Contract continues.
--------------------------------------------------------------------------------------------------------------



---------
* Certain payout rules of the Internal Revenue Code (IRC) are triggered upon the death of any Owner. Non-spousal Beneficiaries (as well as spousal beneficiaries who choose not to assume the contract) must begin taking distributions based on the Beneficiary's life expectancy within one year of death or take a complete distribution of contract proceeds within 5 years of death.

DEATH PROCEEDS AFTER THE MATURITY DATE

If any owner or the Annuitant dies on or after the maturity date, the Company will pay the Beneficiary a death benefit consisting of any benefit remaining under the annuity or income option then in effect.

                                 ANNUITY PERIOD

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ELECTION OF ANNUITY COMMENCEMENT DATE AND FORM OF ANNUITY

You can select an Annuity Commencement Date at the time you apply for a Contract. In no instance shall the Annuity Commencement Date be later than ten years after the Contract Date or, if we agree, a later date not to exceed the Annuitant's 90th birthday, or in New York State, for Contracts issued on or after February 28, 2007, the Annuitant's 95th birthday, subject to the laws and regulations then in effect. Within 30 days before your Annuity Commencement Date, you may elect to have all or a portion of your Cash Surrender Value paid in a lump sum on your Annuity Commencement Date. Or, at least 30 days before the Annuity Commencement Date, you may elect to have your Cash Value or a portion thereof (less applicable premium taxes, if any) distributed under any of the Annuity Options described below. If Option 5 "Payments for a Designated Period" is elected in the first Contract Year, the Cash Surrender Value will be applied (other than in New York, where you may not annuitize until you have held the Contract for thirteen months).

If no option is elected for nonqualified Contracts, the Cash Value will be applied on the Annuity Commencement Date under the Second Option to provide a life annuity with 120 monthly payments certain. For qualified Contracts, the Cash Value will be applied to Option 4, to provide a joint and last life annuity. This Contract may not be surrendered once annuity payments begin, except with respect to Option 6.

MISSTATEMENT

We may require proof of age of the Owner, Annuitant or beneficiary before making any payments under the Contract that are measured by the Owner's, beneficiary's or Annuitant's life. If the age of the measuring life has been misstated, the amount payable will be the amount that would have been provided at the correct age.

Once annuity payments have begun, the amount of any overpayments or underpayments will be deducted from or added to the payment or payments made after the adjustment. In certain states we are required to pay interest on any underpayments.

CHANGE OF ANNUITY COMMENCEMENT DATE OR ANNUITY OPTION

You may change the Annuity Commencement Date at any time as long as such change is made in writing and is received by us at least 30 days prior to the scheduled Annuity Commencement Date. Once an Annuity Option has begun, it may not be changed.

ANNUITY OPTIONS

Any one of the following Annuity Options may be elected. Annuity payments may be available on a monthly, quarterly, semiannual or annual basis. The minimum amount that may be applied to Annuity Options is $2,000 unless we consent to a smaller amount.

OPTION 1 -- LIFE ANNUITY -- NO REFUND: The Company will make annuity payments during the lifetime of the Annuitant ending with the last payment before death. This option offers the maximum periodic payment, since there is no assurance of a minimum number of payments or provision for a death benefit for beneficiaries.

OPTION 2 -- LIFE ANNUITY WITH 120, 180 OR 240 MONTHLY PAYMENTS ASSURED: The Company will make monthly annuity payments during the lifetime of the Annuitant, with the agreement that if, at the death of that person, payments have been made for less than 120, 180 or 240 months as elected, we will continue making payments to the Beneficiary during the remainder of the period.

OPTION 3 -- CASH REFUND LIFE ANNUITY: The Company will make monthly annuity payments during the lifetime of the Annuitant. Upon the death of the Annuitant, the Beneficiary will receive a payment equal to the Cash Value applied to this option on the Annuity Commencement Date minus the dollar amount of annuity payments already paid.

OPTION 4 -- JOINT AND LAST SURVIVOR LIFE ANNUITY -- NO REFUND: The Company will make regular annuity payments during the lifetime of the Annuitant and a second person. When either person dies, we will continue making payments to the survivor. No further payments will be made following the death of the survivor.

OPTION 5 -- PAYMENTS FOR A DESIGNATED PERIOD: We will make periodic payments guaranteed for the number of years selected which may be from five to thirty years. Please note that Option 5 may not satisfy minimum required distribution rules for Qualified Contracts. Consult a tax advisor before electing this option.

OPTION 6 -- ANNUITY PROCEEDS SETTLEMENT OPTION: Proceeds from the Death Benefit may be left with the Company for a period not to exceed five years from the date of the Owner's or Annuitant's death prior to the Annuity Commencement Date. The proceeds will remain in the same Guarantee Period and continue to earn the same Guaranteed Interest Rate as at the time of death. If the Guarantee Period ends before the end of the five-year period, the Beneficiary may elect a new Guarantee Period with a duration not to exceed the time remaining in the period of five years from the date of the Owner's or Annuitant's death. Full or partial surrenders may be made at any time. In the event of surrenders, the remaining Cash Value will equal the proceeds left with the Company, minus any surrender charge and applicable premium tax, plus any interest earned. A Market Value Adjustment will be applied to all surrenders except those occurring at the end of a Guarantee Period.

OPTION 7 -- OTHER ANNUITY OPTIONS: We will make any other arrangements for annuity payments as may be mutually agreed by you and us.

The Tables in the Contract reflect guaranteed dollar amounts of monthly payments for each $1,000 applied under the first five Annuity Options listed above. Under Options 1, 2 or 3, the amount of each payment will depend upon the age (and, for nonqualified Contracts, sex) of the Annuitant at the time the first payment is due. Under Option 4, the amount of each payment will depend upon the payees' ages at the time the first payment is due (and, for nonqualified Contracts, the sex of both payees).

The Tables for Options 1, 2, 3 and 4 are based on the 1983 Individual Annuitant Mortality Table A with ages set back one year and a net investment rate of 3% per annum. The table for Option 5 is based on a net investment rate of 3% per annum. If mortality appears more favorable and interest rates so justify, at our discretion, we may apply other tables which will result in higher payments for each $1,000 applied under one or more of the first five Annuity Options.

ANNUITY PAYMENT

The first payment under any Annuity Option will be made on the Annuity Commencement Date. Subsequent payments will be made in accordance with the manner of payment selected and are based on the first payment date.

The option elected must result in a payment at least equal to the minimum payment amount according to Company rules then in effect. If at any time payments are less than the minimum payment amount, the Company has the right to change the frequency to an interval resulting in a payment at least equal to the minimum. If any amount due is less than the minimum per year, the Company may make other arrangements that are equitable to the Annuitant.

Once annuity payments have begun, no surrender of the annuity benefit (including benefits under Option 5) can be made for the purpose of receiving a lump-sum settlement.

DEATH OF ANNUITANT AFTER ANNUITY COMMENCEMENT DATE

If the Annuitant dies after the Annuity Commencement Date, any amount payable as a death benefit will be distributed at least as rapidly as under the method of distribution in effect.

                                SEPARATE ACCOUNT

--------------------------------------------------------------------------------

Purchase payments made to the Contract are invested in the Separate Account. We have exclusive and absolute ownership and control of the assets of the Separate Account. It is a non-unitized Separate Account and is not chargeable with liabilities arising out of any other business that we may conduct. You do not share in the investment performance of assets allocated to the Separate Account. Income, gains and losses, whether or not realized from assets allocated to the Separate Account shall be charged against the Separate Account without regard to our other income, gains or losses. The obligations under the Contract are independent of the investment performance of the Separate Account and are the obligations of the Company.

We will maintain in the Separate Account assets with an aggregate market value at least equal to the greatest of:

     (i) an amount equal to the aggregate cash surrender values of the Contracts funded by the Separate Account (as adjusted by the market-value adjustment formula)

     (ii) an amount equal to the reserves of the Contracts funded by the Separate Account

     (iii)an amount of assets deemed by the qualified actuary to be sufficient to make good provision for the Contract liabilities.

If the aggregate market value of such assets should fall below such amount, the Company will transfer assets into the Separate Account so that the market value for the Separate Account's assets is at least equal to such amount.

                           INVESTMENTS BY THE COMPANY

--------------------------------------------------------------------------------

We must invest our assets according to applicable state laws regarding the nature, quality and diversification of investments that may be made by life insurance companies. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments. Purchase Payments made to Contracts issued by the MetLife Insurance Company of Connecticut are invested in MetLife of CT Separate Account MGA, and purchase payments made to contracts issued by the MetLife Life and Annuity Company of Connecticut are invested in MetLife of CT Separate Account MGA II. Both MetLife of CT Separate Account MGA and MetLife of CT Separate Account MGA II are non-unitized separate accounts and are not chargeable with liabilities arising out of any other business that the Company may conduct. Owners do not share in the investment performance of assets allocated to the Separate Accounts. The obligations under the Contract are independent of the investment performance of the Separate Accounts and are the obligations of the Company.

In establishing Guaranteed Interest Rates, the Company will consider the yields on fixed income securities that are part of the Company's current investment strategy for the Contracts at the time that the Guaranteed Interest Rates are established. (See "Establishment of Guaranteed Interest Rates".) The current investment strategy for the Contracts is to invest in fixed income securities, including public bonds, privately placed bonds, and mortgages, some of which may be zero coupon securities. While this generally describes our investment strategy, we are not obligated to follow any particular strategy except as may be required by federal and state laws.

                           AMENDMENT OF THE CONTRACTS

--------------------------------------------------------------------------------

We reserve the right to amend the Contracts to comply with applicable federal or state laws or regulations. We will notify you in writing of any such amendments.

                           ASSIGNMENT OF THE CONTRACTS

--------------------------------------------------------------------------------

Our rights as evidenced by a Contract may be assigned as permitted by applicable law with our consent. An assignment will not be binding upon us until we receive notice from you in writing. We assume no responsibility for the validity or effect of any assignment. You should consult your tax adviser regarding the tax consequences of an assignment.

                                ANNUAL STATEMENT

--------------------------------------------------------------------------------

At the end of each calendar year, You will receive a statement that will show:

     -    Your Cash Value as of the end of the preceding year;

     -    all transactions regarding Your Contract during the year;

     -    Your Cash Value at the end of the current year; and

     -    the interest credited to Your Contract

                          DISTRIBUTION OF THE CONTRACTS

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DISTRIBUTION AND PRINCIPAL UNDERWRITING AGREEMENT. MetLife Insurance Company of Connecticut and MetLife Life and Annuity Company of Connecticut (together the "Company") have appointed MetLife Investors Distribution Company ("MLIDC") to serve as the principal underwriter and distributor of the securities offered through this prospectus, pursuant to the terms of a Distribution and Principal Underwriting Agreement. Prior to October 20, 2006, the principal underwriter and distributor was MLI Distribution LLC, which merged with and into MLIDC on that date. MLIDC, which is an affiliate of the Company, also acts as the principal underwriter and distributor of other annuity contracts and variable annuity contracts and variable life insurance policies issued by the Company and its affiliated companies. The Company reimburses MLIDC for expenses MLIDC incurs in distributing the Contracts (e.g. commissions payable to retail broker-dealers who sell the Contracts). MLIDC does not retain any fees under the Contracts.

MLIDC is a wholly-owned subsidiary of MetLife Investors Group, Inc., which in turn is a wholly-owned subsidiary of MetLife, Inc. MLIDC's principal executive offices are located at 5 Park Plaza, Suite 1900, Irvine, California 92614. MLIDC is registered as a broker-dealer with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as well as the securities commissions in the states in which it operates, and is a member of the National Association of Securities Dealers, Inc. ("NASD").

MLIDC and the Company have entered a selling agreement with Fidelity who is registered with the SEC and a member of the NASD. Applications for the Contract are solicited by registered representatives who are associated persons of Fidelity. Such representatives act as appointed agents of the Company under applicable state insurance law and must be licensed to sell variable insurance products. The Company intends to offer the Contract in all jurisdictions where it is licensed to do business and where the Contract is approved. The Contracts are offered on a continuous basis.

COMPENSATION. Fidelity is paid compensation for the promotion and sale of the Contracts. Registered representatives who solicit sales of the Contract typically receive a portion of the compensation payable to the broker-dealer firm. The amount the registered representative receives depends on the agreement between the firm and the registered representative. This agreement may also provide for the payment of other types of cash and non-cash compensation and other benefits. A broker-dealer firm or registered representative of a firm may receive different compensation for selling one product over another and/or may be inclined to favor one product provider over another product provider due to differing compensation rates.

We generally pay compensation as a percentage of purchase payments invested in the Contract. Alternatively, we may pay lower compensation on purchase payments but pay periodic asset-based compensation based on all or a portion of the Contract Value. The amount and timing of compensation may vary depending on the selling agreement but is not expected to exceed 6.00% of Purchase Payments (if up-front compensation is paid to registered representatives) and up to 1.50% annually of average Contract Value (if asset-based compensation is paid to registered representatives).

                           FEDERAL TAX CONSIDERATIONS

--------------------------------------------------------------------------------

GENERAL

The Company is taxed as a life insurance company under Subchapter L of the Code. Generally, amounts credited to a contract are not taxable until received by the Contract Owner, participant or Beneficiary, either in the form of annuity payments or other distributions. Tax consequences and limits are described further below for each annuity program. The following general discussion of the federal income tax consequences related to your investment in this Contract is not intended to cover all situations, and is not meant to provide legal or tax advice. Because of the complexity of the law and the fact that the tax results will vary depending upon many factors, you should consult with your tax and/or legal advisor regarding the tax implications of purchasing this Contract based upon your individual situation. You are responsible for determining whether your purchase of a Contract, withdrawals, Annuity Payments and any other transactions under your Contract satisfy applicable tax law. We are not responsible for determining if your employer's plan or arrangement satisfies the requirements of the Code and/or the Employee Retirement Income Security Act of 1974 (ERISA).


Congress has recognized the value of saving for retirement by providing certain tax benefits for annuities. The Internal Revenue Code ("Code") governs how earnings on your investment in the Contract are ultimately taxed, depending upon the type of Contract, Qualified or Non-qualified, and the manner in which the money is distributed, as briefly described below. In analyzing the benefits of tax deferral it is important to note that the Jobs and Growth Tax Relief Reconciliation Act of 2003 reduced the marginal tax rates on long-term capital gains and dividends to 5% and 15%. The reduced rates apply during 2003 through 2008, and thereafter will increase to prior levels. Earnings under annuity Contracts, like interest payable as fixed investments (notes, bonds, etc.), continue to be taxed as ordinary income (current top rate of 35%).

Under current Federal income tax law, the taxable portion of distribution under variable annuity contracts and qualified plans (including IRAs) is not eligible for the reduced tax rate applicable to long-term capital gains and dividends.

We are not responsible for determining if your employer's plan or arrangement satisfies the requirements of the Code and/or ERISA (the Employee Retirement Income Security Act of 1974). If the Annuity is subject to the Retirement Equity Act because it is part of a plan subject to ERISA, the participant's spouse has certain rights which may be waived with the written consent of the spouse. Consult your tax advisor.

The rules for state and local income taxes may differ from the Federal income tax rules. Contract Owners and prospectus contract owners of the Contract should consult their own tax advisors and the law of the applicable taxing jurisdiction to determine what rules and tax benefits apply to the contract.

Federal Estate Taxes. While no attempt is being made to discuss the Federal estate tax implications of the Contract, you should keep in mind that the value of an annuity contract owned by a decedent and payable to a beneficiary by virtue of surviving the decedent is included in the decedent's gross estate. Depending on the terms of the annuity contract, the value of the annuity included in the gross estate may be the value of the lump sum payment payable to the designated beneficiary or the actuarial value of the payments to be received by the beneficiary. Consult an estate planning advisor for more information.

Generation-Skipping transfer tax. Under certain circumstances, the Code may impose a "Generation Skipping transfer tax" when all or part of an annuity contract is transferred to, or a death benefit is paid to, an individual two or more generations younger than the Contract Owner. Regulations issued under the Code may require us to deduct the tax from your Contract, or from any applicable payment, and pay it directly to the Internal Revenue Service (the "IRS"). Consult a tax advisor or attorney prior to naming a beneficiary or other payee under the Income Annuity to determine whether this tax may apply.

To the extent permitted under Federal income tax law, the Separate Account may claim the benefit of certain tax credits attributable to taxes paid by certain of the Variable Funding Options to foreign jurisdictions.

NON-QUALIFIED ANNUITY CONTRACTS

As the owner of a non-qualified annuity, you do not receive any tax benefit (deduction or deferral of income) on Purchase Payments, but you will not be taxed on increases in the value of your Contract until a distribution occurs - either as a withdrawal (distribution made prior to the Maturity Date), or as periodic Annuity Payments. When a withdrawal is made, you are taxed on the amount of the withdrawal that is considered earnings under federal tax laws. Similarly, when you receive an Annuity Payment, part of each periodic payment is considered a return of your Purchase Payments and will not be taxed. The remaining portion of the Annuity Payment (i.e., any earnings) will be considered ordinary income for federal income tax purposes.

If a non-qualified annuity is owned by other than an individual (e.g. by a corporation), however, increases in the value of the Contract attributable to Purchase Payments made after February 28, 1986 are includable in income annually and taxed at ordinary income tax rates. Furthermore, for contracts issued after April 22, 1987, if you transfer the Contract to another person or entity without adequate consideration, all deferred increases in value will be includable in your income for federal income tax purposes at the time of the transfer.

The tax law treats all non-qualified deferred annuities issued after October 21, 1988 by the same company (or its affiliates) to the same owner during any one calendar year as one annuity. This may cause a greater portion of your withdrawals from the Deferred Annuity to be treated as income than would otherwise be the case. Although the law is not clear, the aggregation rule may also adversely affect the tax treatment of payments received under an income annuity where the owner has purchased more than one non-qualified annuity during the same calendar year from the same or an affiliated company after October 21, 1988, and is not receiving income payments from all annuities at the same time.

Under Section 1035 of the Code, your Non-Qualified Contract may be exchanged for another Non-Qualified annuity without paying income taxes if certain Code requirements are met and income payments have not yet commenced. Code Section 1035 provides that no gain or loss is recognized when an annuity contract or a portion of an existing annuity account balance is received in exchange for a life, endowment, or annuity Contract. Since different annuity contracts have different expenses, fees and benefits, a tax-free exchange (or a portion thereof) could result in your investment becoming subject to higher or lower fees and/or expenses.

For partial exchanges under section 1035, it is conceivable that the IRS could require aggregation of the several contracts if distributions have been taken from any of the contracts after the exchange within a certain period of time (e.g. 24 months) resulting in greater taxable income and adverse tax consequences such as imposition of the 10% penalty if the taxpayer has not attained age 59 1/2 at the time of the distribution(s).

Additionally, consolidation of contracts under a Section 1035 exchange will cause an aggregation of contract values and may adversely impact gain reported and possible imposition of the 10% penalty if the taxpayer is under age 59 1/2 at the time of distribution from a consolidated contract.

Consult your tax adviser prior to changing the annuitant or prior to changing the date you determine to commence Annuity Payments if permitted under the terms of your Contract. It is conceivable that the IRS could consider such actions to be a taxable exchange of annuity contracts.

Where otherwise permitted under the Deferred Annuity, pledges, direct or indirect borrowing against the value of the contract and other types of transfers of all or a portion of your Account Balance may result in the immediate taxation of the gain in your Deferred Annuity. This rule may not apply to certain transfers between spouses or between ex-spouses which are considered incident to divorce as defined by the Code.

Consult your tax advisor prior to changing the annuitant or prior to changing the date you have determined to commence income payments, if permitted under the terms of your contract, as it is conceivable that the IRS could consider such actions to be a taxable exchange of annuity contracts.

OWNERSHIP OF THE INVESTMENTS

In certain circumstances, owners of annuity contracts have been considered to be the owners of the underlying investments for Federal income tax purposes due to their ability to exercise investment control over those assets. When this is the case, the Contract Owners have been currently taxed on income and gains attributable to the underlying investments. While we believe that the Contract does not give the Contract Owner investment control over the underlying investments, we reserve the right to modify the Contract as necessary to prevent a Contract Owner from being treated as the owner of the underlying investments supporting the Contract.

PARTIAL AND FULL WITHDRAWALS

Any withdrawal is generally treated as coming first from earnings (determined based on the difference between the account balance prior to any surrender charges and the remaining basis, immediately prior to the withdrawal) and only after all earnings are paid out from your contributions (and thus a nontaxable return of principal). However, this rule does not apply to payments made under income annuities. Such payments are subject to an "exclusion ratio" or "excludable amount" which determines how much of each payment is a non-taxable return of your contribution/purchase payment and how much is a taxable payment of earnings. Once the total amount treated as a return of your contribution/purchase payment equals the amount of such contribution/purchase payment, all remaining payments are fully taxable.

Generally, when you (or your beneficiary in the case of a death benefit) make a partial withdrawal from your Non-Qualified Annuity, the Code treats such a withdrawal as:

     -    First coming from earnings (and thus subject to income tax); and

     -    Then from your purchase payment (which is not subject to income tax).

This rule does not apply to payments made pursuant to an income pay-out option under your Contract.

In the case of a full withdrawal, the withdrawn amounts are treated as first coming from your non-taxable return of purchase payment and then from a taxable payment of earnings. In the event the proceeds on full surrender of your Contract are less than the remaining purchase payment you may be able to claim a loss: consult a tax advisor as to whether a loss is allowable, the character of such loss and where to claim it in your Federal Income Tax return.

INCOME ANNUITY PAYMENTS

Generally, different tax rules apply to payments made generally pursuant to an Income Annuity or pay-out option under your Deferred Annuity than to withdrawals and payments received before the annuity starting date.

Income payments are subject to an "excludable amount" or "exclusion ratio," which determines how much of each payment is treated as:

     -    A non-taxable return of your purchase payment; and

     -    A taxable payment of earnings.

Partial Annuitizations: At the present time the IRS has not approved the use of an exclusion ratio or exclusion amount when only part of your account balance is used to convert to income payments. Currently, we will treat the application of less than your entire Contract Value under a Non-qualified Contract to a payment option (i.e. taking Annuity Payments) as a taxable withdrawal for federal income tax purposes (which may also be subject to the 10% penalty tax if you are under age 59 1/2). We will then treat the amount of the withdrawal (after any deductions for taxes) as the purchase price of an income annuity and tax report the income payments received for that annuity under the rules for variable income annuities. Consult your tax attorney prior to partially annuitizing your Contract.

Income payments and amounts received on the exercise of a full withdrawal or partial withdrawal option under your Non-qualified Qualified Income Annuity may not be transferred in a tax-free exchange into another annuity contract. In accordance with our procedures, such amounts will instead be taxable under the rules for income payment or withdrawals, whichever is applicable.

Additionally, if you are under age 59 1/2 at the time income payments commence and intend the income payments to constitute an exception to the 10% penalty tax, any attempt to make a tax-free transfer or rollover (whether for non-qualified or qualified annuities) prior to the later of (a) age 59 1/2, or (b) five years after income payments commence will generally invalidate the exception and subject you to income tax, additional penalties and interest.

Generally, once the total amount treated as a non-taxable return of your purchase payment equals your purchase payment, then all remaining payments are fully taxable. We will withhold a portion of the taxable amount of your income payment for income taxes, unless you elect otherwise. The amount we withhold is determined by the Code.

Under the Code, withdrawals or income payments from Non-Qualified qualified annuities need not be made by a particular age. However, it is possible that the IRS may determine that you must take a lump sum withdrawal or elect to receive income payments by a certain age (e.g., 85).

AFTER DEATH & DEATH BENEFITS: NON-QUALIFIED ANNUITIES

TAXATION OF DEATH BENEFIT PROCEEDS

The death benefit under an annuity is generally taxable to the recipient beneficiary or other payee, such as your estate, in the same manner as distributions made to the contract owner (using the rules for withdrawals or income payments, whichever is applicable).

If you die before the annuity starting date, as defined under Treasury Regulations, we must make payment of your entire interest in the Contract within five years of the date of your death or begin payments for a period and in a manner allowed by the Code (and any regulations thereunder) to your beneficiary within one year of the date of your death. If your spouse is your beneficiary, he or she may elect to continue as "contract owner" of the Contract.

If the Contract is issued in your name after your death for the benefit of your designated beneficiary with a purchase payment which is directly transferred to the Contract from another non-qualified account or non-qualified annuity you owned, the entire interest in the Contract including the value of all benefits in addition to the account balance must be distributed to your designated beneficiary under the required minimum distribution rules under the Code that apply after your death. Additionally, the death benefit must continue to be distributed to your beneficiary's beneficiary in a manner at least as rapidly as the method of distribution in effect at the time of your beneficiary's death.

After your death, if your designated beneficiary does not timely elect in accordance with our procedures a method for the payment of the death benefit complying with the Code, the remaining interest in the Contract must be distributed within five years of the date of your death.

If you die on or after the "annuity starting date", as defined under Treasury Regulations, payments must continue to be made at least as rapidly as under the income type being used as of the date of your death.

If you die before all purchase payments are returned, the unreturned amount may be deductible on your final income tax return or deductible by either your beneficiary, if income payments continue after your death, or by your estate or your beneficiary if paid in a lump sum.

In the case of joint owners, the above rules will be applied on the death of any contract owner.

Where the contract owner is not a natural person, these rules will be applied on the death of or change of any annuitant (if changes to the annuitant are permitted under the Contract).

QUALIFIED ANNUITY CONTRACTS

If you purchase your Contract with proceeds of an eligible rollover distribution from any qualified employee pension plan or individual retirement annuity (IRA), your Contract is referred to as a Qualified Contract. Some examples of Qualified Contracts are: IRAs, tax-sheltered annuities established by public school systems or certain tax-exempt organizations under Code Section 403(b), corporate sponsored pension and profit-sharing plans (including 401(k) plans), Keogh Plans (for self-employed individuals), and certain other qualified deferred compensation plans. Another type of Qualified Contract is a Roth IRA, under which after-tax contributions accumulate until maturity, when amounts (including earnings) may be withdrawn tax-free. The rights and benefits under a Qualified Contract may be limited by the terms of the retirement plan, regardless of the terms and conditions of the Contract. Plan participants making contributions to Qualified Contracts will be subject to the required minimum distribution rules as provided by the Code and described below.

All IRAs, ROTH IRAs, TSAs (ERISA and non-ERISA), sec. 457(b), sec. 403(a), SEP and SIMPLE plans and 401(a) and 401(k) plans (hereinafter "Qualified Plans" unless otherwise specified) receive tax deferral under the Code. Although there are no additional tax benefits by funding your Qualified Plan with an annuity, doing so does offer you additional insurance benefits such as the availability of a guaranteed income for life.

TAXATION OF QUALIFIED ANNUITY CONTRACTS

Under a qualified annuity, since amounts paid into the Contract have generally not yet been taxed, the full amount of such distributions, including the amount attributable to the Purchase Payment, whether paid in the form of lump-sum withdrawals or Annuity Payments, are generally taxed at the ordinary income tax rate unless the distribution is transferred to an eligible rollover account or contract. The Contract is available as a vehicle for IRA rollovers and for other Qualified Contracts. There are special rules which govern the taxation of Qualified Contracts, including withdrawal restrictions, requirements for mandatory distributions, and contribution limits. Amounts rolled over to the Contract from other qualified plan funding vehicles are generally not subject to current taxation.

MANDATORY DISTRIBUTIONS FOR QUALIFIED PLANS

Federal tax law requires that minimum annual distributions begin by April 1st of the calendar year following the calendar year in which an IRA owner attains age 70 1/2. Participants in qualified plans, 457(b) plans and 403(b) annuities may defer minimum distributions until the later of April 1st of the calendar year following the calendar year in which they attain age 70 1/2 or the year of retirement (except for 5% or more owners). If you own more than one individual retirement annuity and/or account, you may satisfy the minimum distribution rules on an aggregate basis (i.e. determine the total amount of required distributions from all IRAs and take the required amount from any one or more
IRAs). A similar aggregate approach is available to meet your 403(b) minimum distribution requirements if you have multiple 403(b) annuities. Recently promulgated Treasury regulations changed the distribution requirements; therefore, it is important that you consult your tax adviser as to the impact of these regulations on your personal situation.

Final income tax regulations regarding minimum distribution requirements were released in June 2004. These regulations affect both deferred and income annuities. Under these new rules, effective with respect to minimum distributions required for the 2006 distribution year, in general, the value of all benefits under a deferred annuity (including death benefits in excess of cash value) must be added to the Contract Value in computing the amount required to be distributed over the applicable period. We will provide you with additional information as to the amount of your interest in the Contract that is subject to required minimum distributions under this new rule and either compute the required amount for you or offer to do so at your request. The new rules are not entirely clear and you should consult your own tax advisors as to how these rules affect your own Contract.

MINIMUM DISTRIBUTIONS FOR BENEFICIARIES UPON THE CONTRACT OWNER'S DEATH:

Upon the death of the Contract Owner and/or Annuitant of a Qualified Contract, the funds remaining in the Contract must be completely withdrawn within 5 years from the date of death (including in a single lump sum) or minimum distributions may be taken over the life expectancy of the individual beneficiaries (and in certain situations, trusts for individuals), provided such distributions are payable at least annually and begin within one year from the date of death. Special rules apply in the case of an IRA where the beneficiary is the surviving spouse, which allow the spouse to assume the Contract as owner. Alternative rules permit a spousal beneficiary under a qualified contract, including an IRA, to defer the minimum distribution requirements until the end of the year in which the deceased owner would have attained age 70 1/2, or to rollover the death proceeds to his or her own IRA or to another eligible retirement plan in which he or she participates.

NOTE TO PARTICIPANTS IN QUALIFIED PLANS INCLUDING 401, 403 (B), 457 AS WELL AS IRA OWNERS:

While annual plan contribution limits may be increased from time to time by Congress and the IRS for federal income tax purposes, these limits must be adopted by each state for the higher limits to be effective at a state income tax level. In other words, permissible contribution limit for income tax purposes may be different at the federal level from your state's income tax laws. Please consult your employer or tax adviser regarding this issue.

INDIVIDUAL RETIREMENT ANNUITIES

The Contract has not been submitted to the IRS for approval as to form as a valid IRA. Such approval would not constitute an IRS approval or endorsement of any funding options under the contract. IRS approval as to form is not required to constitute a valid IRA. Disqualification of the Contract as an IRA could result in the immediate taxation of amounts held in the Contract and other adverse tax consequences.

To the extent of earned income for the year and not exceeding the applicable limit for the taxable year, an individual may make contributions, which in some cases may be deductible, to an IRA. The applicable limit is $4,000 in 2007, and may be indexed for inflation in future years subsequent to 2008. Additional "catch-up contributions" may be made to an IRA by individuals age 50 or over. There are certain limits on the deductible amount based on the adjusted gross income of the individual and spouse and on their participation in a retirement plan. If an individual is married and the spouse is not employed, the individual may establish IRAs for the individual and spouse. The single purchase premium may include the deductible contribution for the year of purchase.

Deductible contributions to an IRA and Roth IRA must be aggregated for the year for purposes of the individual Code Section 408A limits and the Code Section 219 limits (age 50+catch-up).

Partial or full distributions are treated as ordinary income, except that amounts contributed after 1986 on a non-deductible basis are not includable in income when distributed. An additional tax of 10% will apply to any taxable distribution from the IRA that is received by the participant before the age of 59 1/2 except by reason of death, disability or as part of a series of payments for life or life expectancy. Distributions must commence by April 1st of the calendar year after the close of the calendar year in which the individual attains the age of 70 1/2. Certain other mandatory distribution rules apply on the death of the individual. The individual must maintain personal and tax return records of any non-deductible contributions and distributions.

Section 408(k) of the Code provides for the purchase of a Simplified Employee Pension (SEP) plan. A SEP is funded through an IRA and can accept an annual employer contribution limited to the lesser of $45,000 or 100% of pay for each participant in 2007.

ROTH IRAS

Effective January 1, 1998, Section 408A of the Code permits certain individuals to contribute to a Roth IRA. Eligibility to make contributions is based upon income, and the applicable limits vary based on marital status and/or whether the contribution is a rollover contribution from another IRA or an annual contribution. Contributions to a Roth IRA, which are subject to certain limitations, (similar to the annual limits for traditional IRAs), are not deductible and must be made in cash or as a rollover or transfer from another Roth IRA or other IRA. A conversion of "traditional" IRA to a Roth IRA may be subject to tax and other special rules apply. You should consult a tax adviser before combining any converted amounts with other Roth IRA contributions, including any other conversion amounts from other tax years.

Qualified distributions from a Roth IRA are tax-free. A qualified distribution requires that the Roth IRA has been held for at least 5 years, and the distribution is made after age 59 1/2, on death or disability of the owner, or for a limited amount ($10,000) for a qualified first time home purchase for the owner or certain relatives. Income tax and a 10% penalty tax may apply to distributions made (1) before age 59 1/2 (subject to certain exceptions) or (2) during five taxable years starting with the year in which the first contribution is made to the Roth IRA.

CONVERSION

You may convert/rollover an existing IRA to a Roth IRA if your modified adjusted gross income does not exceed $100,000 in the year you convert. If you are married but file separately, you may not convert a Traditional IRA into a Roth IRA.

Except to the extent you have non-deductible IRA contributions, the amount converted from an existing IRA into a Roth IRA is taxable. Generally, the 10% early withdrawal penalty does not apply to conversions/rollovers. (See discussion below).

Unless you elect otherwise, amounts you convert from a Traditional IRA to a Roth IRA will be subject to income tax withholding. The amount withheld is determined by the Code.

Note: new IRS guidance requires that in the case of a redesignation of a Traditional IRA into a Roth IRA under the same Contract, the amount that is treated as a taxable distribution is the entire value of the contract, in addition to the account balance. The method(s) under which this value must be determined has not been finalized by the IRS. However, interim guidance has been issued which provides the Issuer may use a method similar to that used in determining the required minimum distribution (but without certain exceptions and assumptions being permitted). Additionally, issuers are required to increase the value subject to tax in the year of the redesignation by any front loads or non-recurring charges (this could include contractual withdrawal charges) imposed in the 12 months prior to the conversion. If your Contract permits such redesignation, consult your tax advisor prior to redesignating your Traditional IRA to a Roth.

If you mistakenly convert or otherwise wish to change your Roth IRA contribution to a Traditional IRA contribution, the tax law allows you to reverse your conversion provided you do so before you file your tax return for the year of the contribution and if certain conditions are met.

In general, a taxpayer may be permitted to revoke or recharacterize a previous conversion from a Traditional IRA to a Roth IRA provided that certain conditions are met. Consult your tax advisor and the instructions to IRS Form 8606 which indicates how and when the recharacterization must be made to be valid and how amounts should be reported. The income tax regulations also impose a waiting period to make a reconversion after such a reversal or recharacterization.

KEOGH

A Keogh plan is generally a qualified retirement plan (defined contribution or defined benefit) that covers a self-employed person. Other employees may also be covered. Special rules apply to contribution limits in the case of a self-employed person. The tax rules work similarly to the withdrawal, distribution and eligible distribution rules as under IRAs. However, there may be some differences: consult your tax advisor.

SECTION 403 (B) PLANS AND ARRANGEMENTS

Purchase Payments for a tax-deferred annuity contract (including salary reduction contributions) may be made by an employer for employees under annuity plans adopted by public educational organizations and certain organizations which are tax exempt under Section 501 (c) (3) of the Code. Within statutory limits ($15,500 in 2007), such salary reduction contributions are not currently includable in the gross income of the participants. Additional "catch-up contributions" may be made by individuals age 50 or over. Increases in the value of the Contract attributable to these Purchase Payments are similarly not subject to current taxation. Instead, both the contributions to the tax-sheltered annuity and the income in the Contract are taxable as ordinary income when distributed.

An additional tax of 10% will apply to any taxable distribution received by the participant before the age of 59 1/2, except when due to death, disability, or as part of a series of payments for life or life expectancy, or made after the age of 55 with separation from service. There are other statutory exceptions that may apply in certain situations.

Amounts attributable to salary reductions made to a tax-sheltered annuity and income thereon may not be withdrawn prior to attaining the age of 59 1/2, severance from employment, death, total and permanent disability, or in the case of hardship as defined by federal tax law and regulations. Hardship withdrawals are available only to the extent of the salary reduction contributions and not from the income attributable to such contributions. These restrictions do not apply to assets held generally as of December 31, 1988.

Distributions must begin by April 1st of the calendar year following the later of the calendar year in which the participant attains the age of 70 1/2 or the calendar year in which the Participant retires. Certain other mandatory distribution rules apply at the death of the participant.

Certain distributions, including most partial or full redemptions or "term-for-years" distributions of less than 10 years, are eligible for direct rollover to another 403 (b) contract, certain qualified plans or to an IRA without federal income tax or withholding.

To the extent an eligible rollover distribution is not directly rolled over to another 403 (b) contract, an IRA or eligible qualified contract, 20% of the taxable amount must be withheld. In addition, current tax may be avoided on eligible rollover distributions which were not directly transferred to a qualified retirement program if the participant makes a rollover to a qualified retirement plan or IRA within 60 days of the distribution.

Distributions in the form of annuity payments are taxable to the participant or Beneficiary as ordinary income in the year of receipt, except that any distribution that is considered the participant's "investment in the Contract" is treated as a return of capital and is not taxable.

QUALIFIED PENSION AND PROFIT-SHARING PLANS

Like most other contributions made under a qualified pension or profit-sharing trust described in Section 401 (a) of the Code and exempt from tax under Section 501 (a) of the Code, a Purchase Payment made by an employer (including salary reduction contributions under Section 401(k) of the Code) is not currently taxable to the participant and increases in the value of a contract are not subject to taxation until received by a participant or Beneficiary. For 2007, the applicable limits are $45,000 for total contributions and $15,500 for salary reduction contributions made pursuant to Code Section 401(k). Additional "catch-up contributions" may be made by individuals age 50 or over ($5,000 for 2007).

Distributions in the form of annuity payments are taxable to the participant or Beneficiary as ordinary income in the year of receipt, except that any distribution that is considered the participant's "investment in the contract" is treated as a return of capital and is not taxable. Certain eligible rollover distributions including most partial and full surrenders or term-for-years distributions of less than 10 years are eligible for direct rollover to an eligible retirement plan or to an IRA without federal income tax withholding.

If a distribution that is eligible for rollover is not directly rolled over to another qualified retirement plan or IRA, 20% of the taxable amount must be withheld. In addition, current tax may be avoided on eligible rollover distributions that were not directly transferred to a qualified retirement program if the participant makes a rollover contribution to a qualified retirement plan or IRA within 60 days of the distribution.

Distributions must begin by April 1st of the calendar year following the later of the calendar year in which you attain age 70 1/2 or the calendar year in which you retire, except that if you are a 5% owner as defined in Code

Section 416(i) (1) (B), distributions must begin by April 1st of the calendar year following the calendar year in which you attain age 70 1/2. Certain other mandatory distribution rules apply on the death of the participant.

An additional tax of 10% will apply to any taxable distribution received by the participant before the age of 59 1/2, except by reason of death, disability or as part of a series of payments for life or life expectancy, or at early retirement at or after the age of 55. There are other statutory exceptions which may apply in certain situations. Amounts attributable to salary reduction contributions under Code Section 401(k) and income thereon may not be withdrawn prior to severance from employment, death, total and permanent disability, attainment of age 59 1/2, or in the case of hardship.

SECTION 457 PLANS

Section 457 of the Code allows employees and independent contractors of state and local governments and tax-exempt organizations to defer a portion of their salaries or compensation to retirement years without paying current income tax on either the deferrals or the earnings on the deferrals. Such deferrals are subject to limits similar to those applicable to 403(b) and 401(k) plans.

Such plans are not available for churches and qualified church controlled organizations.

The Owner of contracts issued under Section 457 plans by non-governmental employers is the employer of the participant and amounts may not be made available to participants (or beneficiaries) until separation from service, retirement or death or an unforeseeable emergency as determined by Treasury Regulations. The proceeds of annuity contracts purchased by Section 457 plans are subject to the claims of general creditors of the employer or contractor. A different rule applies with respect to Section 457 plans that are established by governmental employers. The contract must be for the exclusive benefit of the plan participants (and their beneficiaries), and the governmental employer (and their creditors) must have no claim on the contract.

Distributions must begin by April 1st of the calendar year following the later of the calendar year in which the participant attains the age of 70 1/2 or the calendar year in which the participant retires. Certain other mandatory distribution rules apply upon the death of the participant.

All distributions from plans that meet the requirements of Section 457 of the Code are taxable as ordinary income in the year paid or made available to the participant or Beneficiary.

Generally, monies in your Contract can not be "made available" to you until you, reach age 70 1/2, leave your job or your employer changes or have an unforeseen emergency (as defined by the Code)

The tax rules for taxation of distributions and withdrawals work similarly as to those for IRAs. However the 10% penalty tax only applies to distributions and withdrawals that are attributable to rollovers from IRAs and other eligible retirement plans, and do not apply at all to 457(b) plans of tax exempt employers other than state or local governmental units. Distributions and withdrawals under a 457(b) plan of a tax exempt employer that is not a governmental unit are generally taxed under the rules applicable to wages. Consult your tax advisor.

LOANS: In the case of a 457(b) plan maintained by a state or local government, the plan may permit loans. The Code and applicable income tax regulations limit the amount that may be borrowed from your 457(b) plan and all employer plans in the aggregate and also require that loans be repaid, at a minimum, in scheduled level payments over a certain term.

Your 457(b) plan will indicate whether plan loans are permitted. The terms of the loan are governed by your loan agreement with the plan. Failure to satisfy loan limits under the Code or to make any scheduled payments according to the terms of your loan agreement and Federal tax law could have adverse tax consequences. Consult a tax advisor and read your loan agreement and Contract prior to taking any loan.

PENALTY TAX FOR PREMATURE DISTRIBUTIONS

Taxable distributions taken before the Contract Owner has reached the age of 59 1/2 will be subject to a 10% additional tax penalty unless the distribution is taken in a series of periodic distributions for life or life expectancy, or unless the distribution follows the death or disability of the Contract Owner. Other exceptions may be available in certain qualified plans. The 10% additional tax is in addition to any penalties that may apply under your Contract and the normal income taxes due on the distribution.

In general this does not apply to section 457(b) annuities. However, it does apply to distributions from Contracts under Section 457(b) plans of employers which are state or local governments to the extent that the distribution is attributable to rollovers accepted from other types of eligible retirement plans.

THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974

Under the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended, certain special provisions may apply to the Contract if the Owner of a Section 403 (b) plan Contract or the owner of a contract issued to certain qualified plans requests that the Contract be issued to conform to ERISA or if the Company has notice that the Contract was issued pursuant to a plan subject to ERISA.

ERISA requires that certain Annuity Options, withdrawals or other payments and any application for a loan secured by the Contract may not be made until the Participant has filed a Qualified Election with the plan administrator. Under certain plans, ERISA also requires that a designation of a Beneficiary other than the participant's spouse be deemed invalid unless the participant has filed a Qualified Election.

A Qualified Election must include either the written consent of the Participant's spouse, notarized or witnessed by an authorized plan representative, or the participant's certification that there is no spouse or that the spouse cannot be located.

The Company intends to administer all contracts to which ERISA applies in a manner consistent with the direction of the plan administrator regarding the provisions of the plan, in accordance with applicable law. Because these requirements differ according to the plan, a person contemplating the purchase of an annuity contract should consider the provisions of the plan.

FEDERAL INCOME TAX WITHHOLDING & ELIGIBLE ROLLOVER DISTRIBUTIONS

The portion of a distribution that is taxable income to the recipient will be subject to federal income tax withholding, generally pursuant to Section 3405 of the Code. The application of this provision is summarized below.

We are required to withhold 20% of the portion of your withdrawal that constitutes an "eligible rollover distribution" for Federal income taxes. We are not required to withhold this money if you direct us or the trustee or the custodian of the plan to directly rollover your eligible rollover distribution to a traditional IRA or another eligible retirement plan.

Generally, an "eligible rollover distribution" is any taxable amount you (or a spousal designated beneficiary or "alternate payee" under the Code) receives from your Contract. In certain cases, after-tax amounts may also be considered eligible rollover distributions.

However, it does not include taxable distributions that are:

(1) Part of a series of substantially equal payments being made at least annually for:

     -    your life or life expectancy

     -    both you and your beneficiary's lives or life expectancies or

     -    a specified period of 10 years or more

(2) Generally, income payments made under a permissible income annuity on or after the required beginning date are not eligible rollover distributions

(3) Withdrawals to satisfy minimum distribution requirements

(4) Certain withdrawals on account of financial hardship

Other exceptions to the definition of eligible rollover distribution may exist.

Effective March 28, 2005, certain mandatory distributions made to participants in an amount in excess of $1,000 must be automatically rolled over to an IRA designated by the plan administrator, unless the participant elects to receive it in cash or roll it over to a different IRA or eligible retirement plan of his or her own choosing. Generally, transitional rules apply as to when plans have to be amended. Special effective date rules apply for governmental plans and church plans.

ELIGIBLE ROLLOVER DISTRIBUTIONS

A distribution including a rollover that is not a direct rollover will require the 20% withholding, and the 10% additional tax penalty on premature withdrawals may apply to any amount not added back in the rollover. The 20% withholding may be recovered when the participant or Beneficiary files a personal income tax return for the year if a rollover was completed within 60 days of receipt of the funds, except to the extent that the participant or spousal Beneficiary is otherwise underwithheld or short on estimated taxes for that year.

OTHER NON-PERIODIC DISTRIBUTIONS (FULL OR PARTIAL REDEMPTIONS)

To the extent not subject to the mandatory 20% withholding as described in above, the portion of a nonperiodic distribution which constitutes taxable income will be subject to federal income tax withholding, to the extent such aggregate distributions exceed $200 for the year, unless the recipient elects not to have taxes withheld. If an election to opt out of withholding is not provided, 10% of the taxable portion of the distribution will be withheld as federal income tax; provided that the recipient may elect any other percentage. Election forms will be provided at the time distributions are requested. This form of withholding applies to all annuity programs.

PERIODIC DISTRIBUTIONS (DISTRIBUTIONS PAYABLE OVER A PERIOD GREATER THAN ONE
YEAR)

The portion of a periodic distribution that constitutes taxable income will be subject to federal income tax withholding under the wage withholding tables as if the recipient were married claiming three exemptions. A recipient may elect not to have income taxes withheld or have income taxes withheld at a different rate by providing a completed election form. Election forms will be provided at the time distributions are requested. This form of withholding applies to all annuity programs.

Recipients who elect not to have withholding made are liable for payment of federal income tax on the taxable portion of the distribution. All recipients may also be subject to penalties under the estimated tax payment rules if withholding and estimated tax payments are not sufficient.

Recipients who do not provide a social security number or other taxpayer identification number will not be permitted to elect out of withholding. Additionally, United States citizens residing outside of the country, or U.S. legal residents temporarily residing outside the country, are subject to different withholding rules and cannot elect out of withholding.

TAX ADVICE

Because of the complexity of the law and the fact that the tax results will vary according to the factual status of the individual involved, a person contemplating purchase of an annuity contract and/or an Owner, participant or Beneficiary who may make elections under a contract should consult with a qualified tax or legal adviser prior to such purchase or the making of an election. It should be understood that the foregoing description of the federal income tax consequences under these contracts is not exhaustive and that special rules are provided with respect to situations not discussed here. It should be understood that if a tax benefited plan loses its exempt status, employees could lose some of the tax benefits described. For further information, a qualified tax adviser should be consulted.

OTHER TAX CONSIDERATIONS

HURRICANE RELIEF

DISTRIBUTIONS: Your plan may provide for "qualified hurricane distributions" pursuant to the Katrina Emergency Tax Relief Act of 2005 and the Gulf Opportunity Zone Act of 2005. Subject to an aggregate limit of $100,000 among all eligible retirement plans, a participant's qualified hurricane distributions are not subject to the 10% early withdrawal penalty that might otherwise apply to a qualified annuity under section 72(t).

To the extent a participant "repays" a qualified hurricane distribution by contributing within three years of the distribution date to an eligible retirement plan that accepts rollover contributions, it will generally be treated as a timely direct trustee-to-trustee transfer and will not be subject to income tax. To the extent a participant does not repay a qualified hurricane distribution within three years, he or she will include the distribution in gross income ratably over the three-tax year period, beginning with the tax year in which the distribution is received, unless the participant elects to opt out of three-year averaging by including the qualified hurricane distribution in gross income for the year it is received. Consult your independent tax advisor to determine if hurricane relief is available to Your particular situation.

LOANS: Your plan may provide for increased limits and delayed repayment of participant loans, where otherwise permitted by your plan, pursuant to the Katrina Emergency Tax Relief Act of 2005 and the Gulf Opportunity Zone Act of 2005. An eligible retirement plan other than an IRA may allow a plan loan to delay loan repayment by certain individuals impacted by Hurricanes Katrina, Rita and Wilma, whose principal places of abode on certain dates were located in statutorily defined disaster areas and who sustained an economic loss due to the hurricane. Generally, if the due date for any repayment with respect to such loan occurs during a period beginning on September 23, 2005 (for purposes of Hurricane Katrina) or October 23, 2005 (for purposes of Hurricanes Rita and Wilma) and ending on December 31, 2006, then such due date may be delayed for one year. Note: For purposes of these loan rules, an individual cannot be a qualified individual with respect to more than one hurricane. Consult your independent tax advisor to determine if hurricane relief is available to Your particular situation.

PUERTO RICO TAX CONSIDERATIONS

The Puerto Rico Internal Revenue Code of 1994 (the "1994 Code") taxes distributions from non-qualified annuity contracts differently than in the United States. Distributions that are not in the form of an annuity (including partial surrenders and period certain payments) are treated under the 1994 Code first as a return of investment. Therefore, a substantial portion of the amounts distributed will generally be excluded from gross income for Puerto Rico tax purposes until the cumulative amount paid exceeds your tax basis. The amount of income on annuity distributions (payable over your lifetime) is also calculated differently under the 1994 Code. Since Puerto Rico residents are also subject to U.S. income tax on all income other than income sourced to Puerto Rico, and the Internal Revenue Service issued guidance in 2004 which indicated that the income from an annuity contract issued by a U.S. life insurer would be considered U.S. source income, the timing of recognition of income from an annuity contract could vary between the two jurisdictions. Although the 1994 Code provides a credit against the Puerto Rico income tax for U.S. income taxes paid, an individual may not get full credit because of the timing differences. You should consult with a personal tax adviser regarding the tax consequences of purchasing an annuity contract and/or any proposed distribution, particularly a partial distribution or election to annuitize.

NON-RESIDENT ALIENS

Distributions to non-resident aliens ("NRAs") are subject to special and complex tax and withholding rules under the Code with respect to U.S. source income, some of which are based upon the particular facts and circumstances of the Contract Owner, the beneficiary and the transaction itself. As stated above, the IRS has taken the position that income from the Contract received by NRAs is considered U.S. source income. In addition, Annuity Payments to NRAs in many countries are exempt from U.S. tax (or subject to lower rates) based upon a tax treaty, provided that the Contract Owner complies with the applicable requirements. NRAs should seek guidance from a tax adviser regarding their personal situation.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

--------------------------------------------------------------------------------

Under the Securities Act of 1933, the Company has filed with the Commission a registration statement (the "Registration Statement") relating to the Contracts offered by this prospectus. This prospectus has been filed as a part of the Registration Statement and does not contain all of the information set forth in the Registration Statement and the exhibits, and reference is hereby made to such Registration Statement and exhibits for further information relating to the Company and the Contracts.

The Company's latest annual report on Form 10-K for both MetLife Insurance Company of Connecticut and MetLife Life and Annuity Company of Connecticut have been filed with the Commission. It is incorporated by reference into this prospectus. The Form 10-K for the period ended December 31, 2006 contains additional information about the Company, including audited consolidated financial statements for the Company's latest fiscal year. MetLife Insurance Company of Connecticut filed its Form 10-K on April 2, 2007 via EDGAR File No. 33-03094. MetLife Life and Annuity Company of Connecticut filed its Form 10-K on March 7, 2007 via EDGAR File No. 033-58677. All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act (such as quarterly and periodic reports) or proxy or information statements filed pursuant to Section 14 of the Exchange Act since the end of the fiscal year ending December 31, 2006 are also incorporated by reference into this prospectus.

There have been no material changes in the Company's affairs which have occurred since the end of the latest fiscal year for which audited consolidated financial statements were included in the latest Form 10-K or which have not been described in a Form 10-Q or Form 8-K filed by the Company under the Exchange Act.

If requested, the Company will furnish, without charge, a copy of any and all of the reports or documents that have been incorporated by reference into this prospectus. You may direct your requests to the Company at Annuity Operations and Services, One Cityplace, 185 Asylum Street, Hartford, CT 06103-3415. The telephone number is 1-800-599-9460. You may also access the incorporated reports and other documents at www.metlife.com.

You may also read and copy any materials that the Company files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-202-942-8090. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at (http://www.sec.gov).

                                     EXPERTS

--------------------------------------------------------------------------------

Legal matters in connection with federal laws and regulations affecting the issue and sale of the Contracts described in this prospectus and the organization of the Company, its authority to issue such Contracts under Connecticut law and the validity of the forms of the Contracts under Connecticut law have been passed on by legal counsel for the Company.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

METLIFE INSURANCE COMPANY OF CONNECTICUT (FORMERLY, THE TRAVELERS INSURANCE COMPANY)

The consolidated financial statements and related financial statement schedules incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the years ended December 31, 2006 and 2005 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a Transfer Agreement entered into on October 11, 2006 between the Company and MetLife Investors Group, Inc.), and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

METLIFE LIFE AND ANNUITY COMPANY OF CONNECTICUT (FORMERLY, THE TRAVELERS LIFE AND ANNUITY COMPANY)

The consolidated financial statements and related financial statement schedules of MetLife Life and Annuity Company of Connecticut (formerly, "The Travelers Life and Annuity Company") (the "Company") incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2006 and 2005 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the acquisition of the Company by MetLife Inc. on July 1, 2005 and the application of the purchase method of accounting) as of December 31, 2006 and 2005 (SUCCESSOR) and the related consolidated statements of income, stockholder's equity, and cash flows for the year ended December 31, 2006 (SUCCESSOR) and six months ended December 31, 2005 (SUCCESSOR), and June 30, 2005 (PREDECESSOR) and the financial statement schedules as of December 31, 2006 and 2005 (SUCCESSOR), and for the year ended December 31, 2006 (SUCCESSOR), and six months ended December 31, 2005 (SUCCESSOR) and June 30, 2005 (PREDECESSOR), and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements and schedules of MetLife Life and Annuity Company of Connecticut (formerly The Travelers Life and Annuity Company) for the year ended December 31, 2004 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                   APPENDIX A

--------------------------------------------------------------------------------

Plans eligible to purchase the Contract are pension and profit sharing plans qualified under Section 401 (a) of the Internal Revenue Code, Section 403 (b) ERISA plans, and eligible state deferred compensation plans under Section 457 of the Code ("Qualified Plans").

To apply for a group annuity contract, the trustee or other applicant must complete an application or purchase order for the Group Annuity Contract and make a Purchase Payment. A group annuity contract will then be issued to the applicant. While no Certificates are issued, each Purchase Payment and the Account established thereby, are confirmed to the Contract Owner. Each account will have its own optional Guarantee Period and Guaranteed Interest Rate. Surrenders under the Group Annuity Contract may be made at the election of the Contract Owner, from the Account established under the Contract. Account surrenders are subject to the same limitations, adjustments and charges as surrenders made under a certificate (see "Surrenders"). Surrender Values may be taken in cash or applied to purchase annuities for the Contract Owners' Qualified Plan participants.

Because there are no individual participant accounts, the qualified group annuity contract issued in connection with a Qualified Plan does not provide for death benefits. Annuities purchased for Qualified Plan participants may provide for a payment upon the death of the Annuitant depending on the option chosen (see "Annuity Options"). Additionally, since there are no Annuitants prior to the actual purchase of an Annuity by the Contract Owner, the provisions regarding the Annuity Commencement Date are not applicable.

                       THIS PAGE INTENTIONALLY LEFT BLANK.

                                   APPENDIX B

--------------------------------------------------------------------------------

MARKET VALUE ADJUSTMENT

The application of a Market Value Adjustment may adjust up or down your account value. The following describes the amount the Market Value Adjustment applies to:

       Maturity Value = [ (Current Account Value - FI) x (1 + iG) (t/365)]


                                                                         1
                    Market Adjusted Value = [(Maturity Value) x  ----------------   ]
                                                                 (1 + iC) (t/365)



     - where: "FI" is the available free interest credited for the Previous Certificate Year, "iG" is the Guaranteed Credited rate as stated on the contract specification page, "iC" is the current Guaranteed Interest Rate for a Guarantee Period of "t" days, where "t" is the number of days remaining in the Guarantee Period adjusted for leap years.

The total amount available to customers, prior to any charges or premium taxes, is: Market Adjusted Value + free interest.

The current Guaranteed Interest Rate is declared periodically by the Company and is based on the rate (straight line interpolation between whole years) which the Company is then paying on premiums paid under this class of Contracts with the same maturity date as the Purchase Payment to which the formula is being applied.

In New York State the Guaranteed Interest Rate will not be less than 3.00%.

                    ILLUSTRATION OF A MARKET VALUE ADJUSTMENT

Purchase Payment:       $50,000.00

Guarantee Period:       5 years

Guaranteed Interest
Rate:                   5.50% Effective Annual Rate

The following examples illustrate how the Market Value Adjustment may affect the values of your Contract. In these examples, a Purchase Payment of $50,000 was made to the Contract. After one year of the Guarantee Period, the Account Value (i.e., the Purchase Payment plus accumulated interest) would be $52,750.

The Market Adjusted Value is calculated based on your then current Account Value less any available free interest, and is based on a rate the Company is crediting at the time on new Purchase Payments of the same term-to-maturity as the time remaining in your Guarantee Period. One year after the Purchase Payment was made, you would have four years remaining in the five-year Guarantee Period.

EXAMPLE OF A NEGATIVE MARKET VALUE ADJUSTMENT

A negative Market Value Adjustment results when interest rates have increased since the date the Purchase Payment was made. Assume interest rates have increased one year after the Purchase Payment and the Company is crediting 7.00% for a four-year Guarantee Period.

The Maturity Value would be:

              $61,941.23 = ($52,750.00 - $2,750) x (1 + .055)/\(4)

The Market Adjusted Value would be:


                                                                       1
                            $47,254.67 =    [   ($61,941.23) x  --------------   ]
                                                                (1 + .07)/\(4)

Total amount available, prior to charges and premium taxes:

                       $50,004.67 = $47,254.67 + $2,750.00

EXAMPLE OF A POSITIVE MARKET VALUE ADJUSTMENT

A positive Market Value Adjustment results when interest rates have decreased since the date the Purchase Payment was made. Assume interest rates have decreased one year after the Purchase Payment and the Company is crediting 3.50% for a four-year Guarantee Period.

The Maturity Value would be:

              $61,941.23 = ($52,750.00 - $2,750) x (1 + .055)/\(4)

The Market Adjusted Value would be:

                                                                 1
                                                          ---------------
                            $53,978.21 = [($61,941.23) x  (1 + .035)/\(4)  ]



Total amount available, prior to charges and premium taxes:

                       $56,728.21 = $53,978.21 + $2,750.00

These examples illustrate what may happen when interest rates increase or decrease from the beginning of a Guarantee Period. A particular Market Value Adjustment may have a greater or lesser impact than that shown in these examples, depending on how much interest rates have changed since the beginning of a Guarantee Period and the amount of time remaining to maturity. In addition, a surrender charge may be assessed on surrenders made before the Purchase Payment has been under the Contract for five years.

                                      "MTM"

                             METLIFE TARGET MATURITY



                      MODIFIED GUARANTEED ANNUITY CONTRACTS

                                    ISSUED BY

                    METLIFE INSURANCE COMPANY OF CONNECTICUT
                                       OR
                 METLIFE LIFE AND ANNUITY COMPANY OF CONNECTICUT
                                  ONE CITYPLACE
                        HARTFORD, CONNECTICUT 06103-3415

Book 28                                                           April 30, 2007

METLIFE INSURANCE COMPANY OF CONNECTICUT
CROSS REFERENCE SHEET
METLIFE TARGET MATURITY

ITEM NO.   FORM S-1 REGISTRATION ITEM                     LOCATION IN PROSPECTUS
--------   --------------------------                     ----------------------
1          Forepart of the Registration Statement and     Forepart of the Registration Statement and
           Outside Front Cover Page of Prospectus         Cover Page
2          Inside Front and Outside Back Cover Pages of   Front and Back Cover Pages
           Prospectus
3          Summary Information, Risk Factors and Ratio    Summary
           of Earnings to Fixed Charges
4          Use of Proceeds                                The Contract
5          Determination of Offering Price                Purchase Payment
6          Dilution                                       N/A
7          Selling Security Holders                       N/A
8          Plan of Distribution                           Distribution of the Contracts
9          Description of Securities to be Registered     Summary; The Contract
10         Interests of Named Experts and Counsel         Experts, Legal Opinion
11         Information with Respect to Registrant         The Insurance Company
11A        Material Changes
12         Incorporation of Certain Information by        Incorporation of Certain Documents by
           Reference                                      Reference
12A        Disclosure of Commission Position on           See Part II -- Item 14
           Indemnification for Securities Act
           Liabilities
13         N/A                                            N/A

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Estimate of Printing Costs: $4,000

Cost of Independent Registered Public Accounting Firms: $5,600

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant's parent, MetLife, Inc. ("MetLife") has secured a Financial Institutions Bond in the amount of $50,000,000, subject to a $5,000,000 deductible. MetLife also maintains Directors' and Officers' Liability insurance coverage with limits of $400 million under which the Registrant and Registrant's underwriter, as well as certain other subsidiaries of MetLife are covered. A provision in MetLife, Inc.'s by-laws provides for the indemnification (under certain circumstances) of individuals serving as directors or officers of certain organizations, including the Depositor and the Underwriter.

Sections 33-770 et seq. inclusive of the Connecticut General Statutes ("C.G.S.") regarding indemnification of directors and officers of Connecticut corporations provides in general that Connecticut corporations shall indemnify their officers, directors and certain other defined individuals against judgments, fines, penalties, amounts paid in settlement and reasonable expenses actually incurred in connection with proceedings against the corporation. The corporation's obligation to provide such indemnification generally does not apply unless (1) the individual is wholly successful on the merits in the defense of any such proceeding; or (2) a determination is made (by persons specified in the statute) that the individual acted in good faith and in the best interests of the corporation and in all other cases, his conduct was at least not opposed to the best interests of the corporation, and in a criminal case he had no reasonable cause to believe his conduct was unlawful; or (3) the court, upon application by the individual, determines in view of all of the circumstances that such person is fairly and reasonably entitled to be indemnified, and then for such amount as the court shall determine. With respect to proceedings brought by or in the right of the corporation, the statute provides that the corporation shall indemnify its officers, directors and certain other defined individuals, against reasonable expenses actually incurred by them in connection with such proceedings, subject to certain limitations.

C.G.S. Section 33-778 provides an exclusive remedy; a Connecticut corporation cannot indemnify a director or officer to an extent either greater or lesser than that authorized by the statute, e.g., pursuant to its certificate of incorporation, by-laws, or any separate contractual arrangement. However, the statute does specifically authorize a corporation to procure indemnification insurance to provide greater indemnification rights. The premiums for such insurance may be shared with the insured individuals on an agreed basis.

RULE 484 UNDERTAKKING

Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

          None

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)  Exhibits

EXHIBIT
 NUMBER   DESCRIPTION
-------   -----------
1.        Distribution and Principal Underwriting Agreement. (Incorporated
          herein by reference to Exhibit 1 to the Registration Statement on
          Form S-2, File No. 333-51800 filed December 14, 2000.)


EXHIBIT
 NUMBER   DESCRIPTION
-------   -----------
1         Distribution and Principal Underwriting Agreement. (Incorporated by
          reference to Exhibit 1 to the Registration Statement on Form S-2,
          File No 333-51800 filed December 14, 2000.)

1(a).     Agreement and Plan of Merger dated as of October 20, 2006.
          (Incorporated herein by reference to Exhibit 1(a) to the Registration
          Statement on Form S-1, File No. 333-138472 filed on November 7,
          2006.)

1(b).     Resolution of Board of Directors of MetLife Insurance Company of
          Connecticut (including Agreement and Plan of Merger) Filed Herewith.

2.        None.

3.        Charter of The Travelers Insurance Company, as amended on October 19,
          1994. (Incorporated herein by reference to Exhibit 3(a) to the Registration Statement on Form S-2, File No. 033-58677, filed via
          Edgar on April 18, 1995).

3(a).     By-Laws of The Travelers Insurance Company, as amended on October 20,
          1994. (Incorporated herein by reference to Exhibit 3(b) to the Registration Statement Form S-2, File No. 033-58677, filed via Edgar on April 18, 1995).

3(b). Certificate of Amendment of the Charter as Amended and Restated of The Travelers Insurance Company effective May 1, 2006. (Incorporated herein by reference to Exhibit 6(c) to Post-Effective Amendment No.
          14 to The Travelers Fund ABD for Variable Annuities Registration
          Statement on Form N-4, File Nos. 033-65343, filed April 6, 2006.)

4.        Contracts. (Incorporated herein by reference to Exhibit 4 to Pre-
          Effective Amendment No. 1  to the Registration Statement on Form S-2,
          File No. 333-58677, filed on July 11, 1995.

4(b).     Merger Endorsement (6-E48-07) (December 7, 2007). Filed herewith.

5.        Opinion re: Legality of Shares, Including Consent.  Filed Herewith.

8.        None.

9.        None.

10. Master Retail Sales Agreement (MLIDC). (Incorporated herein by reference to Exhibit 3(d) to Post-Effective Amendment No. 16 to
          MetLife of CT Fund ABD II for Variable Annuities to the Registration
          Statement on Form N-4, File No. 033-65339/811-07463 filed April 6,
          2007.)

11.       None.

12.       None.

13.       None.

15.       None.

16.       None.

23.       Consent of Deloitte & Touche LLP, Independent Registered Public
          Accounting Firm. Filed herewith.

23(a).    Consent of Counsel. See Exhibit 5.

24.       Powers of Attorney authorizing Michele H. Abate, Paul G. Cellupica,
          Richard S. Collins, John E. Connolly, Jr., James L. Lipscomb, Gina C.
          Sandonato, Myra L. Saul, and Marie C. Swift to act as signatory for
          Michael K. Farrell, William J. Mullaney, Lisa M. Weber, Stanley J.
          Talbi, and Joseph J. Prochaska, Jr.  Filed herewith.

25.       None.

26.       None.

27.       None.


(b) Financials pursuant to Regulation S-X -- Incorporated by reference to Form 10-K for the fiscal year ended December 31, 2006 (File No 033-03094), as filed with the Commission on April 2, 2007 (Accession No. 0000950123-07-004885) and by reference to Form 10-Q for the period ended September 30, 2007 (File No. 033-03094), as filed with the Commission on November 13, 2007 (Accession No. 0000950123-07-015342). ---- --

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes as follows, pursuant to Item 512 of Regulation S-K:

1. To file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this registration statement:

     i. to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     ii. to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price set represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

     iii. to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

     ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

     iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

     iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, State of Connecticut, on December 7, 2007.

                    MetLife Insurance Company of Connecticut
                                  (Registrant)

By:  /s/  BENNETT KLEINBERG

Vice President & Actuary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 7, 2007.


          /s/ *MICHAEL K. FARRELL                   Director and President
-----------------------------------------------
              (Michael K. Farrell)

          /s/ *WILLIAM J. MULLANEY                  Director
-----------------------------------------------
             (William J. Mullaney)

             /s/ *LISA M. WEBER                     Director
-----------------------------------------------
                (Lisa M. Weber)

           /s/ *STANLEY J. TALBI                    Executive Vice President and Chief Financial
-----------------------------------------------        Officer
               (Stanley J. Talbi)

        /s/ *JOSEPH J. PROCHASKA, JR                Executive Vice President and Chief
-----------------------------------------------        Accounting Officer
           (Joseph J. Prochaska, Jr.)

*By:            /s/ MYRA L. SAUL
     ------------------------------------------
         Myra L. Saul, Attorney-in-Fact

                                  EXHIBIT INDEX

EXHIBIT
 NUMBER   DESCRIPTION
-------   -----------
1(b)      Resolution of Board of Directors of MetLife Insurance Company of
          Connecticut with Agreement and Plan of Merger.

4(b)      Merger Endorsement.

5         Opinion and Consent of Counsel.

23        Consent of Deloitte & Touche LLP, Independent Registered Public
          Accounting Firm.

24.       Powers of Attorney.